Exhibit 10.3

EXECUTION COPY

OMNIBUS AMENDMENT

AND

JOINDER TO RECEIVABLES PURCHASE AGREEMENT

THIS OMNIBUS AMENDMENT AND JOINDER TO RECEIVABLES PURCHASE AGREEMENT dated as of April 26, 2012 (this “Agreement”) is entered into among INSIGHT RECEIVABLES, LLC (“Insight Receivables”), INSIGHT ENTERPRISES, INC. (“Insight” and the “Servicer”), INSIGHT DIRECT USA, INC. (“Insight Direct”), INSIGHT PUBLIC SECTOR, INC. (“Insight Public”), the Purchasers and Managing Agents party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers (in such capacity, the “Agent”). Capitalized terms used herein but not defined herein shall have the meanings provided in the Receivables Purchase Agreement defined below.

W I T N E S S E T H

WHEREAS, Insight Receivables, the Servicer, the Purchasers, the Managing Agents and the Agent are parties to that certain Receivables Purchase Agreement dated as of December 31, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, the parties to the Receivables Purchase Agreement have hereto agreed to amend the Receivables Purchase Agreement on the terms and conditions hereafter set forth;

WHEREAS, Insight Receivables, Insight Public and Insight Direct are parties to that certain Amended and Restated Receivables Sale Agreement dated as of September 3, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”);

WHEREAS, the parties to the Receivables Sale Agreement hereto have agreed to amend the Receivables Sale Agreement on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Receivables Purchase Agreement. Subject to the fulfillment of the conditions precedent set forth in Section 4 below, the Receivables Purchase Agreement is hereby amended to incorporate solely the blacklined changes on the marked pages attached as Exhibit A hereto. Upon giving effect to this Agreement, the document attached as Exhibit A hereto shall constitute a conformed copy of the Receivables Purchase Agreement.

SECTION 2. Amendments to the Receivables Sale Agreement. Subject to the fulfillment of the conditions precedent set forth in Section 4 below, the Receivables Sale Agreement is hereby amended as follows:

2.1 Section 1.2(e) of the Receivables Sale Agreement is hereby amended to delete each reference to “Settlement Date” appearing therein and substitute the reference “Monthly Settlement Date” therefor.

2.2 Section 1.3 of the Receivables Sale Agreement is hereby amended to delete the reference to “Settlement Date” appearing therein and substitute the reference “Monthly Settlement Date” therefor.

2.3 The last sentence of Section 4.1(i) of the Receivables Sale Agreement is hereby deleted in its entirety.

2.4 Section 4.2(d) of the Receivables Sale Agreement is hereby amended and restated in its entirety as follows:

(d) Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises (other than rights to payments and related proceeds under any Contract, which rights have been sold to a Contract Payment Purchaser in connection with a Contract Payment Sale transaction), or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory except as contemplated by the Intercreditor Agreement, unless agreed to in advance in writing by Buyer (and its assigns).

2.5 The definition of “Receivable” set forth on Exhibit I to the Receivables Sale Agreement is hereby amended and restated in its entirety as follows:

“Receivable” means the indebtedness and other obligations (other than indebtedness or obligations constituting Excluded Receivables) owed to each Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which the Buyer or an Originator has a security interest or other interest, including, without limitation, any such indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or licensing of goods or general intangibles (such as software), or the rendering of services by such Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

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2.6 The definition of “Settlement Date” set forth in Exhibit I to the Receivables Sale Agreement is hereby amended and restated in its entirety as follows:

“Settlement Date” means (A) the Business Day following receipt of each Daily Report or Weekly Report (as applicable) and (B) each Monthly Settlement Date.

2.7 Exhibit I to the Receivables Sale Agreement is hereby amended to delete in their entirety the following definitions: “Government Contract Payment”, “Government Contract Payment Obligor”, “Government Contract Payment Purchaser”, “Government Contract Payment Sale” and “Government Contract Sale Receivable”.

2.8 Exhibit I to the Receivables Sale Agreement is hereby amended to insert the following definitions in proper alphabetical order:

(a) “Contract Payment Purchaser” has the meaning set forth in the definition of “Contract Payment Sale”.

(b) “Contract Payment Sale” means a transaction in which a Loan Party enters into a lease, managed services arrangement or software licensing agreement with a U.S. state or federal Governmental Authority or other Person pursuant to which (i) such Loan Party will lease certain equipment, provide certain managed services or license certain software to such Governmental Authority or other Person, (ii) such Governmental Authority or other Person is obligated to make a series of payments to such Loan Party during the term of such lease, managed services arrangement or software license (each such payment, a “Contract Payment”), (iii) such Loan Party sells or assigns a portion or all of such Contract Payments (and, in the case of a lease or managed services arrangement, the related equipment) and related proceeds to a third-party (a “Contract Payment Purchaser”) and (iv) such Loan Party is involved in the administration and servicing of such Contract Payments for such Contract Payment Purchaser during the term of such lease, managed services arrangement or software license.

(c) “Monthly Settlement Date” means the 16th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

2.9 Exhibit III to the Receivables Sale Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

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SECTION 3. Joinder. Wells Fargo Bank, National Association (the “New Managing Agent” and the “New Financial Institution”, and collectively, the “New Purchaser Group”), Insight Receivables, the Servicer, the Agent and each Managing Agent hereby agree as follows:

3.1 Pursuant to Section 12.6 of the Receivables Purchase Agreement, Insight Receivables has requested that the New Purchaser Group agree to become a “Purchaser Group” under the Receivables Purchase Agreement.

3.2 Each of Insight Receivables, the Servicer, the Agent and each Managing Agent, by its signature hereto, hereby consents to the joinder of the New Purchaser Group to the Receivables Purchase Agreement.

3.3 By executing and delivering this Agreement, each of the New Managing Agent and the New Financial Institution confirms to and agrees with each other party to the Receivables Purchase Agreement that (i) it has received a copy of the Receivables Purchase Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) it will, independently and without reliance upon the Agent, the other Managing Agents, the other Purchasers or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement or any Transaction Document; (iii) it appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Receivables Purchase Agreement, the Transaction Documents and any other instrument or document pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under the Receivables Purchase Agreement, the Transaction Documents, the Receivables, the Related Security and the Collections; (iv) it will perform all of the obligations which by the terms of the Receivables Purchase Agreement and the Transaction Documents are required to be performed by it as a Managing Agent and a Financial Institution, respectively; (v) its address for notices shall be the office set forth beneath its name on the signature pages of this Agreement; (vi) it is duly authorized to enter into this Agreement and (vii) in the case of the New Financial Institution, it appoints and authorizes the New Managing Agent as its Managing Agent to take such action as agent on its behalf and to exercise such powers under the Receivables Purchase Agreement, the Transaction Documents and any other instrument or document pursuant thereto as are delegated to the Managing Agents by the terms thereof together with such powers that are reasonably incidental thereto.

3.4 On the date hereof, each of the New Managing Agent and the New Financial Institution shall join in and be a party to the Receivables Purchase Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Managing Agent and a Financial Institution, respectively, under the Receivables Purchase Agreement.

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SECTION 4. Conditions Precedent. This Agreement shall become effective as of the close of business on the date first above written, subject to the satisfaction of the conditions precedent that the Managing Agents shall have received:

(a) counterparts of this Agreement executed by each of the parties hereto;

(b) a certificate of the secretary or assistant secretary of Insight Receivables certifying (i) the articles of organization of Insight Receivables, and all amendments thereto, certified as of a recent date by the Secretary of State for the State of Illinois, (ii) the limited liability company agreement of Insight Receivables as in effect on the date hereof, (iii) resolutions of the Board of Directors of Insight Receivables authorizing the execution, delivery and performance of this Agreement and each document executed in connection herewith, (iv) the names, signatures, and incumbency of the officers of Insight Receivables authorized to execute this Agreement and all other documents executed in connection herewith on behalf of Insight Receivables and (v) a certificate as of recent date of the good standing of Insight Receivables under the laws of the State of Illinois;

(c) a certificate of the secretary or assistant secretary of the Servicer certifying (i) the certificate of incorporation of the Servicer, and all amendments thereto, certified as of a recent date by the Secretary of State for the State of Delaware, (ii) the bylaws of the Servicer as in effect on the date hereof, (iii) resolutions of the Board of Directors of the Servicer authorizing the execution, delivery and performance of this Agreement and each document executed in connection herewith to which the Servicer is a party, (iv) the names, signatures, and incumbency of the officers of the Servicer authorized to execute this Agreement and all other documents executed in connection herewith on behalf of the Servicer and (v) a certificate as of recent date of the good standing of the Servicer under the laws of the State of Delaware;

(d) a certificate of the secretary or assistant secretary of Insight Direct certifying (i) the articles of incorporation of Insight Direct, and all amendments thereto, certified as of a recent date by the Secretary of State for the State of Illinois, (ii) the bylaws of Insight Direct as in effect on the date hereof, (iii) resolutions of the Board of Directors of Insight Direct authorizing the execution, delivery and performance of this Agreement and each document executed in connection herewith to which Insight Direct is a party, (iv) the names, signatures, and incumbency of the officers of Insight Direct authorized to execute this Agreement and all other documents executed in connection herewith on behalf of Insight Direct and (v) a certificate as of recent date of the good standing of Insight Direct under the laws of the State of Illinois;

(e) a certificate of the secretary or assistant secretary of Insight Public certifying (i) the articles of incorporation of Insight Public, and all amendments thereto, certified as of a recent date by the Secretary of State for the State of Illinois, (ii) the bylaws of Insight Public as in effect on the date hereof, (iii) resolutions of the Board of Directors of Insight Public authorizing the execution, delivery and performance of this Agreement and each document executed in connection herewith to which Insight Public is a party, (iv) the names, signatures, and incumbency of the officers of Insight Public authorized to execute this Agreement and all other documents executed in connection herewith on behalf of Insight Public and (v) a certificate as of recent date of the good standing of Insight Public under the laws of the State of Illinois;

(f) evidence, in the form of a certificate of the secretary or assistant secretary of Insight Receivables, that Insight Receivable’s corporate charter has been amended in the form attached hereto as Exhibit C in order to comply with the requirements set forth in Section 7.1(i)(M) of the Receivables Purchase Agreement, as amended by this Agreement;

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(g) a duly executed copy of a Reaffirmation of Performance Undertaking in the form attached as Exhibit D hereto, executed by Insight;

(h) all fees and expenses due and payable on or prior to the date hereof in connection with this Agreement; and

(i) such other documents, instruments and agreements as the Agent may reasonably request.

SECTION 5. Representations and Warranties. Each of Insight Receivables, the Servicer, Insight Direct and Insight Public hereby represents and warrants that (i) this Agreement constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing; and (ii) after giving effect to this Agreement, the representations and warranties of each such party, respectively, set forth in Article V of the Receivables Purchase Agreement and Article II of the Receivables Sale Agreement, as applicable, are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Insight Receivables further represents and warrants that after giving effect to this Agreement, no event has occurred and is continuing that constitutes an Amortization Event or a Potential Amortization Event.

SECTION 6. Reference to and Effect on the Receivables Purchase Agreement.

6.1 Upon the effectiveness of this Agreement, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

6.2 Upon the effectiveness of this Agreement, (i) each reference in the Receivables Sale Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Sale Agreement, as amended hereby, and (ii) each reference to the Receivables Sale Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Sale Agreement as amended hereby.

6.3 Except as specifically amended hereby, the terms and conditions of the Receivables Purchase Agreement, of the Receivables Sale Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

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6.4 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Insight Receivables, the Agent, any Purchaser or any Managing Agent under the Receivables Purchase Agreement, the Receivables Sale Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 7. Costs and Expenses. Insight Receivables agrees to pay on demand all reasonable costs and expenses of the Agent, the Managing Agents and the Purchasers in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Managing Agents and the Purchasers with respect thereto and with respect to advising the Agent, the Managing Agents and the Purchasers as to their respective rights and responsibilities hereunder and thereunder.

SECTION 8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

SECTION 10. Section Titles. The section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

INSIGHT RECEIVABLES, LLC

By:	Insight Receivables Holding, LLC, its Sole Member

By:	\s\ Glynis A. Bryan
Name: Glynis A. Bryan
Title: Chief Financial Officer

INSIGHT ENTERPRISES, INC.

By:	\s\ Glynis A. Bryan
Name: Glynis A. Bryan
Title: Chief Financial Officer

INSIGHT DIRECT USA, INC.

By:	\s\ Glynis A. Bryan
Name: Glynis A. Bryan
Title: Chief Financial Officer

INSIGHT PUBLIC SECTOR, INC.

By:	\s\ Glynis A. Bryan
Name: Glynis A. Bryan
Title: Chief Financial Officer

Signature Page to

Omnibus Amendment and Joinder to Receivables Purchase Agreement

JUPITER SECURITIZATION COMPANY LLC
(successor by merger to JS Siloed Trust), as a Conduit

By:	JPMorgan Chase Bank, N.A., its administrative trustee

By:	\s\ Joel C. Gedroic
Name: Joel C. Gedroic
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial
Institution, as Agent and as a Managing Agent

By:	\s\ Joel C. Gedroic
Name: Joel C. Gedroic
Title: Executive Director

Signature Page to

Omnibus Amendment and Joinder to Receivables Purchase Agreement

MARKET STREET FUNDING LLC, as a Conduit

By:	\s\ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION as a Financial Institution and a Managing Agent

By:	\s\ William Falcon
Name: William Falcon
Title: Vice President

Signature Page to

Omnibus Amendment and Joinder to Receivables Purchase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION
as the New Financial Institution and the New Managing Agent

By:	\s\ Eero Maki
Name: Eero Maki
Title: Senior Vice President

Address:
6 Concourse Parkway
Suite 1450
Atlanta, GA 30328
Attention: Ryan Tozier
Fax: (855) 818-1936

Signature Page to

Omnibus Amendment and Joinder to Receivables Purchase Agreement

Exhibit A

CONFORMED RECEIVABLES PURCHASE AGREEMENT

(See Attached)

Exhibit B

Exhibit III

Lock-boxes; Collection Accounts; Collection Banks

Collection Bank	Lock-Box	Related Collection Account
Insight Direct USA, Inc.
JPMorgan Chase Bank, N.A. 201 N Central Ave Phoenix, AZ. 85004
JPMorgan Chase Bank, N.A. 14800 Frye Rd 2nd fl. Fort Worth, TX. 76155
JPMorgan Chase Bank, N.A 14800 Frye Rd 2nd fl. Fort Worth, TX. 76155
JPMorgan Chase Bank, N.A. PO Box 713096 Columbus, Oh. 43271
JPMorgan Chase Bank, N.A. 201 N Central Ave Phoenix, AZ. 85004
JPMorgan Chase Bank, N.A. 201 N Central Ave Phoenix, AZ. 85004
JPMorgan Chase Bank, N.A. 201 N Central Ave Phoenix, AZ. 85004
Bank of America, N.A. 901 Main Street 7th Floor Dallas, TX 75202-3714
Bank of America, N.A. 901 Main Street 7th Floor Dallas, TX 75202-3714
Insight Public Sector, Inc.
JPMorgan Chase Bank, N.A. 201 N Central Ave Phoenix, AZ. 85004
JPMorgan Chase Bank, N.A 14800 Frye Rd 2nd fl. Fort Worth, TX. 76155
JPMorgan Chase Bank, N.A. 201 N Central Ave Phoenix, AZ. 85004

Exhibit C

Amendments to Insight Receivables’ Limited Liability Company Agreement

(See attached)

Exhibit D

FORM OF REAFFIRMATION OF PERFORMANCE UNDERTAKING

Reference is hereby made to that certain Amended and Restated Performance Undertaking, dated as of September 3, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Undertaking”), executed by Insight Enterprises, Inc., a Delaware corporation (the “Performance Undertaker”), in favor of JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) (“JPMorgan”), as Agent (the “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Undertaking.

The Performance Undertaker hereby:

(i) acknowledges receipt of that certain Omnibus Amendment and Joinder to Receivables Purchase Agreement dated as of April 26, 2012 (the “Amendment”) entered into among Insight Receivables, LLC, Insight Enterprises, Inc., Insight Direct USA, Inc., Insight Public Section, Inc., the Purchasers and Managing Agents party thereto, and the Agent;

(ii) reaffirms all of its obligations under the Undertaking in favor of the Agent, for the benefit of itself and the Purchasers; and

(iii) acknowledges and agrees that (A) the Undertaking remains in full force and effect notwithstanding the Amendment (B) the Undertaking is hereby ratified and confirmed.

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Date:                             , 2012

INSIGHT ENTERPRISES, INC.

By:
Name: Title:

Signature Page to

Reaffirmation of Performance Undertaking

CONFORMED COPY INCORPORATING

AMENDMENT NO. 1 DATED SEPTEMBER 3, 2003

AMENDMENT NO. 2 DATED DECEMBER 23, 2003

AMENDMENT NO. 3 DATED JULY 28, 2004

AMENDMENT NO. 4 DATED DECEMBER 21, 2004

AMENDMENT NO. 5 DATED MARCH 25, 2005

AMENDMENT NO. 6 DATED DECEMBER 19, 2005

AMENDMENT NO. 7 DATED SEPTEMBER 7, 2006

OMNIBUS AMENDMENT DATED AUGUST 24, 2007

AMENDMENT NO. 8 DATED JANUARY 22, 2008

AMENDMENT NO. 9 DATED SEPTEMBER 17, 2008

AMENDMENT NO. 10 DATED FEBRUARY 6, 2009

AMENDMENT NO. 11 AND JOINDER DATED JULY 24, 2009

AMENDMENT NO. 12 DATED JULY 1, 2010

AMENDMENT NO. 13 DATED MAY 26, 2011

OMNIBUS AMENDMENT AND JOINDER DATED APRIL 26, 2012

RECEIVABLES PURCHASE AGREEMENT

dated as of December 31, 2002

Among

INSIGHT RECEIVABLES, LLC, as Seller,

INSIGHT ENTERPRISES, INC., as Servicer,

THE ENTITIES PARTY HERETO FROM TIME TO TIME AS

CONDUITS,

THE ENTITIES PARTY HERETO FROM TIME TO TIME AS

FINANCIAL INSTITUTIONS,

THE ENTITIES PARTY HERETO FROM TIME TO TIME AS

MANAGING AGENTS

and

JPMORGAN CHASE BANK, N.A.

(SUCCESSOR BY MERGER TO BANK ONE, NA (MAIN OFFICE CHICAGO),

as Agent

RECEIVABLES PURCHASE AGREEMENT

This Receivables Purchase Agreement dated as of December 31, 2002 is among Insight Receivables, LLC, an Illinois limited liability company (“Seller”), Insight Enterprises, Inc., a Delaware corporation (“Insight”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), the entities from time to time party hereto as Conduits (the “Conduits”), the entities from time to time party hereto as Financial Institutions (the “Financial Institutions” and together with the Conduits, the “Purchasers”), the entities from time to time party hereto as Managing Agents (the “Managing Agents”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) (“JPMorgan”), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

The Conduits may, in their absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

In the event that a Conduit declines to make any purchase, the Financial Institutions in such Conduit’s Purchaser Group (or if there is no Conduit in a Purchaser Group, the Financial Institutions in such Purchase Group) shall, subject to the terms and conditions of this Agreement, purchase Purchaser Interests from time to time. In addition, the Financial Institutions in a Purchaser Group with a Conduit have agreed to provide a liquidity facility to their related Conduit in accordance with the terms of a Liquidity Agreement.

Each Managing Agent has been requested and is willing to act as Managing Agent on behalf of the Conduit and the Financial Institutions in its Purchaser Group in accordance with the terms hereof.

ARTICLE I

PURCHASE ARRANGEMENTS

Section 1.1 Purchase Facility.

(a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Managing Agents for the benefit of one or more of the Purchasers in their respective Purchaser Group. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct its Managing Agent to cause the Agent to purchase on its behalf, or if any Conduit shall decline to purchase, its Managing Agent (or if there is no Conduit in a Purchaser Group, the Managing Agent for such Purchaser Group) shall cause the Agent to purchase on behalf of the Financial Institutions in its Purchaser Group, its Purchaser Group’s Pro Rata Share of such Purchaser Interests from time to time in an aggregate amount not to exceed at such time its Purchaser Group’s Group Purchase Limit.

(b) On and after April 26, 2013, Seller may, upon at least 5 Business Days’ notice to the Agent, which notice shall be promptly delivered by the Agent to each Managing Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit. Upon any reduction of the Purchase Limit, the Group Purchase Limits shall be permanently reduced by a corresponding amount (ratably among the Purchaser Groups in accordance with their Pro Rata Shares) and the Commitments of each Financial Institution in each Purchaser Group shall be reduced ratably in accordance with their respective Percentages. Each reduction in the Purchase Limit shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000.

Section 1.2 Increases. Seller shall provide the Agent with notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”) no later than 12:00 noon (Chicago time) at least one (1) Business Day before each such Incremental Purchase. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $5,000,000 in the aggregate) and the date of purchase. A Purchase Notice received after 12:00 noon (Chicago time) shall be deemed received on the next Business Day. Following receipt of a Purchase Notice, the Agent will promptly notify each Managing Agent of such Purchase Notice. Each Managing Agent will determine whether the Conduit (if any) in its Purchaser Group agrees to make the purchase of such Purchaser Group’s Pro Rata Share of such Incremental Purchase. If any Conduit declines to make a proposed purchase, the Managing Agent for the related Purchaser Group shall notify Seller and Seller may cancel the Purchase Notice with respect to all Purchaser Groups or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest allocable to such Purchaser Group will be made by the Financial Institutions in such declining Conduit’s Purchaser Group ratably based on their respective Back-Up Commitments. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each Conduit or the Financial Institutions in its Purchaser Group, as applicable, (or if there is no Conduit in a Purchaser Group, the Financial Institution in such Purchaser Group) shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of any Conduit, such Conduit’s Purchaser Group’s Pro Rata Share of the aggregate Purchase Price for such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s Percentage of its related Purchaser Group’s Pro Rata Share of the aggregate Purchase Price for such Incremental Purchase.

Section 1.3 Decreases. Seller shall provide the Agent with written notice (a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections no later than 12:00 noon (Chicago time) at least one (1) Business Day before each proposed reduction and the Agent will promptly notify each Managing Agent of such Reduction Notice after receipt thereof. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the notice period set forth above), and (ii) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”), which reduction shall be distributed ratably to each Purchaser Group in accordance with their Pro Rata Shares and shall be applied by each Managing Agent ratably to the Purchaser Interests of the Purchasers in such Managing Agent’s Purchaser Group in accordance with the amount of Capital (if any) owing to such Purchasers. Only one (1) Reduction Notice shall be outstanding at any time. A Reduction Notice received after 12:00 noon (Chicago time) shall be deemed received on the next Business Day.

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Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than noon (Chicago time) on the day when due in immediately available funds, and if not received before noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to its related Managing Agent, for the account of such Purchaser, at its address listed beneath its signature on its signature page to this Agreement until otherwise notified by such Managing Agent. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

ARTICLE II

PAYMENTS AND COLLECTIONS

Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to each Managing Agent when due, for the account of the related Purchasers in its Purchaser Group on a full recourse basis, (i) such fees as set forth in the applicable Fee Letters (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) except as otherwise provided in Section 8.6 of this Agreement, all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letters shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers, the Managing Agents and the Agent.

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Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to each Managing Agent’s respective account the amounts set aside during the period since the immediately prior Settlement Date that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital and Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to each Managing Agent’s respective account no later than noon (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of its becoming a Terminating Financial Institution (the “Termination Date”) until such Terminating Financing Institution’s Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent or any Managing Agent (i) remit to each Managing Agent’s respective account, in accordance with the Pro Rata Shares of their Purchaser Groups, the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

first, to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer,

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second, to the reimbursement of the Agent’s and the Managing Agents’ costs and expenses (including reasonable fees of legal counsel) of collection and enforcement of this Agreement, third, ratably to the payment of all accrued and unpaid fees under the Fee Letters, CP Costs and Yield,

fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent, the Managing Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent and each Managing Agent, as applicable (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.6 Maximum Purchaser Interests and Aggregate Capital. Seller shall ensure that at no time shall (i) the Purchaser Interests of the Purchasers exceed in the aggregate 100% or (ii) the Aggregate Capital exceed the Purchase Limit. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Managing Agents within one (1) Business Day after Seller’s knowledge thereof, an amount to be applied to reduce the Aggregate Capital (allocated to each Managing Agent based on its related Purchaser Group’s Pro Rata Share), such that after giving effect to such payment (and the application thereof to reduce the Aggregate Capital) the aggregate of the Purchaser Interests equals or is less than 100%. If the Aggregate Capital exceeds the Purchase Limit, Seller shall pay to the Managing Agents within one (1) Business Day, an amount to be applied to reduce the Aggregate Capital (allocated to each Managing Agent based on its related Purchaser Group’s Pro Rata Share), such that after giving effect to such payment the Aggregate Capital equals or is less than the Purchase Limit.

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Section 2.7 Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing two (2) Business Days written notice to the Agent, which notice shall be promptly delivered by the Agent to the Managing Agents), at any time following the reduction of the Aggregate Capital to a level that is less than 25.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind, on the part of, or against any Purchaser, any Managing Agent or the Agent.

ARTICLE III

CP FUNDING

Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest directly or indirectly funded substantially with Pooled Commercial Paper issued directly or indirectly by a Conduit will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by such Conduit or its Related CP Issuer and directly or indirectly funded substantially with Pooled Commercial Paper.

Section 3.2 CP Costs Payments. On each Monthly Settlement Date, Seller shall pay to each Managing Agent of a Purchaser Group with a Conduit (for the benefit of the Conduits in its related Purchaser Group) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Conduits for the immediately preceding Accrual Period in accordance with Article II.

Section 3.3 Calculation of CP Costs. On the fifth (5th) Business Day immediately preceding each Monthly Settlement Date, each Conduit shall calculate the aggregate amount of CP Costs in respect of the Capital associated with all Purchaser Interests of such Conduit for the applicable Accrual Period and shall notify its related Managing Agent of such aggregate amount. Upon receipt of such calculations from its Conduit for the applicable Accrual Period, such Managing Agent shall promptly forward to Seller a summary of such calculations.

ARTICLE IV

FINANCIAL INSTITUTION FUNDING

Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at a rate equal to the Discount Rate in accordance with the terms and conditions hereof. Until any Managing Agent gives notice to Seller of the suspension of the LIBO Rate in accordance with Section 4.5, and prior to the occurrence and continuation of an Amortization Event, the Discount Rate for any Purchaser Interest held by a Financial Institution pursuant to the terms and conditions hereof shall be the LIBO Rate. From and after the giving of the notice described in Section 4.5, and after the occurrence and continuation of an Amortization Event, the Discount Rate for any Purchaser Interest held by the applicable Financial Institution shall be the Alternate Base Rate. If a Financial Institution acquires by assignment from its related Conduit any Purchaser Interest pursuant to a Liquidity Agreement, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

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Section 4.2 Yield Payments. On the Monthly Settlement Date (a) for each Purchaser Interest of the Financial Institutions (other than Financial Institutions in the Wells Fargo Purchaser Group), Seller shall pay to each applicable Managing Agent (for the benefit of the Financial Institutions in its related Purchaser Group) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II and (b) for each Purchaser Interest of the Financial Institutions in the Wells Fargo Purchaser Group, Seller shall pay to the Managing Agent in the Wells Fargo Purchaser Group (for the benefit of the Financial Institutions in such Purchaser Group) an aggregate amount equal to the accrued and unpaid Yield for the most recently ended Accrual Period in respect of the portion of Capital held by the Wells Fargo Purchaser Group during such Accrual Period in accordance with Article II.

Section 4.3 Selection and Continuation of Tranche Periods.

(a) With consultation from (and approval by) each related Managing Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions in each Purchaser Group (other than the Wells Fargo Purchaser Group), provided that, if at any time such Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period with respect to Purchaser Interests held by each such Financial Institution shall end on the date specified in clause (A) of the definition of Monthly Settlement Date.

(b) Seller or any Managing Agent (other than the Managing Agent in the Wells Fargo Purchaser Group), upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of a Conduit be combined with a Purchaser Interest of a Financial Institution and in no event may a Purchaser Interest of one Purchaser Group be combined with a Purchaser Interest of another Purchaser Group.

Section 4.4 [Reserved]

Section 4.5 Suspension of the LIBO Rate. (a) If any Financial Institution notifies its related Managing Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall suspend the availability of such LIBO Rate and any Purchaser Interest accruing Yield at such LIBO Rate shall accrue interest at the Alternate Base Rate.

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(b) If less than all of the Financial Institutions give a notice to the Managing Agents pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, or such Financial Institution’s Managing Agent (on behalf of the related Conduit, if any), to assign all of its rights and obligations hereunder to (i) another Financial Institution that is acceptable to such related Conduit (if any) or (ii) another funding entity nominated by Seller that is acceptable to such related Conduit (if any) and willing to participate in this Agreement and the related Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution’s share of the Capital and Yield owing to it and all accrued but unpaid fees and other costs and expenses payable in respect of its Purchaser Interests, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

Section 4.6 Liquidity Agreement Fundings. The parties hereto acknowledge that a Conduit may put all or any portion of its Purchaser Interests to the Financial Institutions in its Purchaser Group at any time pursuant such Conduit’s related Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under such Liquidity Agreement to the extent available. The fundings under the Liquidity Agreement will accrue interest at the Discount Rate in accordance with Section 4.1. Regardless of whether a funding of Purchaser Interests by the Financial Institutions constitutes the direct purchase of a Purchaser Interest hereunder, an assignment under the related Liquidity Agreement of a Purchaser Interest originally funded by a Conduit or the sale of one or more participations under the related Liquidity Agreement in a Purchaser Interest originally funded by a Conduit, each Financial Institution participating in a funding of a Purchaser Interest shall have the rights and obligations of a “Purchaser” hereunder with the same force and effect as if it had directly purchased such Purchaser Interest from Seller hereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the Managing Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a) Corporate Existence and Power. Such Seller Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, and has and holds all corporate or limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or to so have or hold could not reasonably be expected to have a Material Adverse Effect.

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(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate or company powers and authority and have been duly authorized by all necessary corporate or company action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws or certificate of formation or limited liability company agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound that is material to the operation of its business, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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(g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not knowingly contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, that any such information constituting projections or pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the party providing the same to be reasonable at the time made, it being recognized by the Agent and the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

(h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.

(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the Purchasers (and the Agent for the benefit of such Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and Collections.

(k) Places of Business and Locations of Records; Jurisdiction of Organization. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent and the Managing Agents have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller is an Illinois limited liability company. Seller’s Federal Employer Identification Number and Illinois organizational number are correctly set forth on Exhibit III.

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(l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since June 30, 2002, no event has occurred that could reasonably be expected to have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

(n) Names. In the past five (5) years, Seller has not used any company names, trade names or assumed names other than the name in which it has executed this Agreement.

(o) Ownership of Seller. The Member owns, directly or indirectly, 100% of the issued and outstanding membership interests of Seller, free and clear of any Adverse Claim other than the Adverse Claim in favor of (i) the Administrative Agent as contemplated by the Credit Agreement and (ii) the Floorplan Collateral Agent as contemplated by the Floorplan Credit Agreement.

(p) Not an Investment Company. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q) Compliance with Law. Such Seller Party has complied in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

(r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Managing Agents have been notified in accordance with Section 7.1(a)(vii).

(s) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

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(t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Eligible Receivables. Each Receivable included in the Net Eligible Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date and, as of the date of each Report or any other report delivered pursuant to Section 8.5 or Section 6.2(a)(ii), each Receivable included in the Net Eligible Receivables Balance on such Report or other report was an Eligible Receivable.

(v) Net Eligible Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Eligible Receivables Balance is equal to or greater than the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

(w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

(x) Purpose. Seller has determined that, from a business viewpoint, the purchase of the Receivables and related interests thereto from Insight under the Receivables Sale Agreement, and the sale of Purchaser Interests to the Purchasers and the other transactions contemplated herein, are in the best interests of Seller.

(y) Financial Statements. The September 30, 2002 consolidated financial statements of Insight and its Subsidiaries heretofore delivered to the Agent, the Managing Agents and the Purchasers were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared (except for the absence of footnotes and subject to year end audit adjustments) and fairly present in all material respects the consolidated financial condition and operations of Insight and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

(z) Payments in Ordinary Course. Each remittance of Collections by the Seller to the Agent, the Managing Agents or the Purchasers hereunder will have been made (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) in the ordinary course of business or financial affairs.

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(aa) OFAC. No Seller Party (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) is in violation of (A) the Trading with the Enemy Act, as amended, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act, (iii) is a Sanctioned Person or Sanctioned Country, (ii) has its assets located in Sanctioned Countries, or (iii) derives income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any of the purchases, including without limitation, Incremental Purchases and Reinvestments, made hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and the Managing Agent in its related Purchaser Group:

(a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

(c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

(d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI

CONDITIONS OF PURCHASES

Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent and the Managing Agents shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent and the Managing Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letters.

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Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Incremental Purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent and the Managing Agents on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Reports as and when due under Section 8.5 and (ii) upon the Agent’s or any Managing Agent’s reasonable request, the Servicer shall have delivered to the Agent and the Managing Agents at least three (3) days prior to such purchase or Reinvestment an interim report in the form of a Monthly Report, Weekly Report or Daily Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

(i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

(iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent or any Managing Agent, which right may be exercised at any time on demand of the Agent or any such Managing Agent within thirty (30) days after the Agent or any such Managing Agent shall have obtained knowledge of such failure, to rescind the related purchase and direct Seller to pay to the applicable Managing Agent for the benefit of the Purchasers in its Purchaser Group an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

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ARTICLE VII

COVENANTS

Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent and the Managing Agents:

(i) Annual Reporting. Within 90 days after the end of each of its respective fiscal years, audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for Insight and its consolidated subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Insight and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, that the Seller Parties shall be deemed to have delivered the foregoing to the Agent and the Managing Agents if such information has been filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Agent and the Managing Agents without charge, or has been made available on Insight’s website www.insight.com, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Agent and the Managing Agents on one of such web pages; provided, further, that Insight will promptly notify the Agent and the Managing Agents of each posting to such sites upon the occurrence thereof. In order to provide such notices promptly, Insight agrees that it shall register the Agent and the Managing Agents in the appropriate Insight databases necessary to cause such notices to be sent automatically (including, without limitation, by e-mail to e-mail addresses agreed upon by the Agent and the Managing Agents) on the applicable filing dates.

(ii) Within 45 days after the end of each of the first three fiscal quarters of its respective fiscal years, unaudited consolidated balance sheets of Insight and related unaudited consolidated statements of operations, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, together with internally prepared balance sheets and statements of income for Seller, all certified by an Authorized Officer of Insight or Seller, as applicable, as presenting fairly in all material respects the financial condition and results of operations of Insight and its consolidated Subsidiaries on a consolidated basis or Seller, as applicable, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the foregoing shall be deemed to have been delivered to the Agent and the Managing Agents if such information has been filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Agent and the Managing Agents without charge, or has been made available on Insight’s website www.insight.com, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Agent and the Managing Agents on one of such web pages; provided, further, that Insight will promptly notify the Agent and the Managing Agents of each posting to such sites upon the occurrence thereof. In order to provide such notices promptly, Insight agrees that it shall register the Agent and the Managing Agents in the appropriate Insight databases necessary to cause such notices to be sent automatically (including, without limitation, by e-mail to e-mail addresses agreed upon by the Agent and the Managing Agents) on the applicable filing dates.

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(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibits V-A and V-B, as applicable, signed by such Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) Statements and Reports. Promptly upon the furnishing thereof to the shareholders or members of such Seller Party copies of all financial statements, reports and proxy statements so furnished; provided, that the Seller Parties shall be deemed to have delivered the foregoing to the Agent and the Managing Agents if such information has been filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Agent and the Managing Agents without charge, or has been made available on Insight’s website www.insight.com, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Agent and the Managing Agents on one of such web pages; provided, further, that Insight will promptly notify the Agent and the Managing Agents of each posting to such sites upon the occurrence thereof. In order to provide such notices promptly, Insight agrees that it shall register the Agent and the Managing Agents in the appropriate Insight databases necessary to cause such notices to be sent automatically (including, without limitation, by e-mail to e-mail addresses agreed upon by the Agent and the Managing Agents) on the applicable filing dates.

(v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Insight or any of its Subsidiaries files with the Securities and Exchange Commission; provided, that the Seller Parties shall be deemed to have delivered the foregoing to the Agent and the Managing Agents if such information has been filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Agent and the Managing Agents without charge, or has been made available on Insight’s website www.insight.com, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Agent and the Managing Agents on one of such web pages; provided, further, that Insight will promptly notify the Agent and the Managing Agents of each posting to such sites upon the occurrence thereof. In order to provide such notices promptly, Insight agrees that it shall register the Agent and the Managing Agents in the appropriate Insight databases necessary to cause such notices to be sent automatically (including, without limitation, by e-mail to e-mail addresses agreed upon by the Agent and the Managing Agents) on the applicable filing dates.

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(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, any Managing Agent or any Purchaser, copies of the same.

(vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting each Managing Agent’s consent thereto.

(viii) [Reserved].

(ix) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Agent, the Managing Agents and the Purchasers under or as contemplated by this Agreement.

(b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

(ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $15,000,000, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, if adversely determined to the Servicer, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.

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(v) Defaults Under Other Agreements. (A) The occurrence of a default or an event of default under any other financing arrangement pursuant to which the Seller is a debtor or an obligor or (B) the occurrence of a default or an event of default under any financing arrangement pursuant to which the Servicer is a debtor or an obligor and relating to Specified Indebtedness.

(vi) Appointment of Independent Director. The decision to appoint a new director of the Seller as an “Independent Director” for purposes of this Agreement, such notice to (A) be issued not less than ten (10) days prior to the effective date of such appointment and (B) certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”

(c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with (i) all applicable laws, rules and regulations to which it may be subject except (A) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (B) where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and (ii) all applicable orders, writs, judgments, injunctions, decrees and awards to which it may be subject which have not been stayed by appropriate proceedings. Such Seller Party will preserve and maintain its corporate or limited liability company existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing or active status as a foreign corporation or limited liability company in each jurisdiction where its business is conducted except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(d) Audits. Such Seller Party will furnish to the Agent and each Managing Agent from time to time such information with respect to it and the Receivables as the Agent or any Managing Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent or any Managing Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, the Managing Agents or their agents or representatives (and cause each Originator to permit the Agent, the Managing Agents or their agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. To the extent it is reasonably possible to do so, any such visitations, examinations and discussions shall be conducted concurrently so as to minimize interference with the operations of such Seller Party.

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(e) Keeping and Marking of Records and Books.

(i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Such Seller Party will (and will cause each Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent and the Managing Agents, describing the Purchaser Interests and (B) upon the request of the Agent or any Managing Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Performance and Enforcement of Receivables Sale Agreement. Seller will perform its obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, the Managing Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent or any Managing Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(h) Ownership. Seller will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased by Seller under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent, the Managing Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Managing Agents and the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Managing Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Managing Agents and the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Managing Agents and the Purchasers as the Agent or any Managing Agent may reasonably request).

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(i) Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from Insight, each Originator and any Affiliate thereof (each an “Insight Entity”). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Managing Agent may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of any Insight Entity and not just a division of an Insight Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

(A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Insight Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);

(B) compensate all employees, consultants and agents, if any, directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of an Insight Entity, allocate the compensation of such employee, consultant or agent between Seller and such Insight Entity, as applicable, on a basis that reflects the services rendered to Seller and such Insight Entity, as applicable;

(C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of an Insight Entity, Seller shall lease such office at a fair market rent;

(D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

(E) conduct all transactions with each Insight Entity (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Insight Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

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(F) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

(G) observe all limited liability company formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

(H) maintain Seller’s books and records separate from those of any Insight Entity and otherwise readily identifiable as its own assets rather than assets of any Insight Entity;

(I) prepare its financial statements separately from those of any Insight Entity and insure that any consolidated financial statements of each Insight Entity thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

(J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Insight Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

(K) pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by an Insight Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

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(M) maintain its limited liability company agreement in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its certificate of formation or limited liability company agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement and (2) at all times that this Agreement is in effect, it provides for (x) not less than ten (10) days’ prior written notice to the Agent of the replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement, and (y) the condition precedent to giving effect to such replacement or appointment that the Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Director”;

(N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent and each Managing Agent;

(O) maintain its limited liability company separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of membership interests or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

(Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Quarles & Brady LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

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(j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes (other than collections with respect to Excluded Receivables, which such Seller Party will cause to be directly deposited into a separate account of Insight Direct identified by Insight Direct) to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent, the Managing Agents and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement. Each Seller Party will cause each payment under an Excluded Receivable to be made to an account other than a Collection Account.

(k) Taxes.

(i) Seller will (A) file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except for taxes being diligently contested in good faith and for which adequate reserves have been established and (B) pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Conduits, the Agent, the Managing Agents or any Financial Institution.

(ii) Servicer will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing that, if not filed or paid, would result in a Material Adverse Effect, except for taxes being diligently contested in good faith and for which adequate reserves have been established.

(l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. The Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to the Agent and each Managing Agent evidence satisfactory to the Agent and the Managing Agents of such insurance coverage. Copies of each policy shall be furnished to the Agent, any Managing Agent and any Purchaser in certificated form upon the Agent’s, such Managing Agent’s or such Purchaser’s request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller’s obligations hereunder.

(m) Payment to the Originators. With respect to any Receivable purchased by Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

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Section 7.2 Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

(a) Name Change, Offices and Records. Such Seller Party will not change its name, identity, corporate or limited liability company structure (within the meaning of Section 9-507 of the UCC) or jurisdiction of organization or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent and the Managing Agents at least thirty (30) days’ prior written notice thereof (or such shorter period as the Agent shall agree) and (ii) delivered to the Agent and the Managing Agents all financing statements, instruments and other documents requested by the Agent or any Managing Agent in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent and the Managing Agents shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables without each Managing Agent’s prior written consent. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises (other than rights to payments and related proceeds under any Contract, which rights have been sold to a Contract Payment Purchaser in connection with a Contract Payment Sale transaction), or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent, the Managing Agents and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent, the Managing Agents and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.

(e) Net Eligible Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Eligible Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

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(f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to the Originators in respect thereof, without the prior written consent of the Agent and each Managing Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

Section 8.1 Designation of Servicer.

(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Insight is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, at any time following the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, designate as Servicer any Person to succeed Insight or any successor Servicer.

(b) Without the prior written consent of the Agent and each Managing Agent, Insight shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller, (ii) the applicable Originator with respect to the Receivables originated by such Originator and (iii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Neither Seller nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Insight. If at any time the Agent, in accordance with Section 8.1(a), shall designate as Servicer any Person other than Insight, all duties and responsibilities theretofore delegated by Insight to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Insight and to Seller.

(c) Notwithstanding the foregoing subsection (b), (i) unless the Agent shall have designated a Person other than Insight to act as Servicer pursuant to this Section 8.1, Insight shall be and remain primarily liable to the Agent, the Managing Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent, the Managing Agents and the Purchasers shall be entitled to deal exclusively with Insight in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent, the Managing Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Insight in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Insight, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 8.2 Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

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(b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances, and in the case of Excluded Receivables, to a collection account of Insight Direct identified by Insight Direct. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections. The Servicer will instruct all Obligors with respect to all Excluded Receivables to make all payments with respect to Excluded Receivables to locations other than a Lock-Box or Collection Account.

(c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

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(f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator, Insight or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3 Collection Notices. Following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event, the Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release the Servicer, any of the Originators, Insight or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5 Reports. The Servicer shall prepare and forward to the Agent and each Managing Agent (i) upon not less than ten (10) Business Days notice by the Agent, on Wednesday of each week, a Weekly Report, (ii) on the fifteenth (15th) day of each month (or if such day is not a Business Day, the immediately succeeding Business Day) and, following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event (but not before), at such times as the Agent or any Managing Agent shall request, a Monthly Report, (iii) at such times as the Agent or any Managing Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables and (iv) upon not less than ten (10) Business Days notice by the Agent, on each Business Day, a Daily Report.

Section 8.6 Servicing Fees. In consideration of Insight’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Insight shall continue to perform as Servicer hereunder, Seller shall pay over to Insight a fee (the “Servicing Fee”) on the first day of each month, in arrears for the immediately preceding month, equal to 1.0% per annum times the average daily Net Eligible Receivables Balance during such period, as compensation for its servicing activities.

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ARTICLE IX

AMORTIZATION EVENTS

Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for three (3) consecutive Business Days after such Seller Party has notice thereof.

(b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

(c) (i) The failure of Seller to pay any Indebtedness when due; or (ii) the failure of the Servicer, Insight or any Originator to pay any “Specified Indebtedness” when due; or the default by any Seller Party, Insight or any Originator in the performance of any term, provision or condition contained in any agreement under which any Specified Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Specified Indebtedness to cause, such Specified Indebtedness to become due prior to its stated maturity; or any such Specified Indebtedness of the Servicer, Insight or any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof. “Specified Indebtedness” means Indebtedness which, individually or in the aggregate with other Indebtedness, has an aggregate principal amount or face value in excess of $25,000,000.

(d) (i) Any Seller Party, any Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, any Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against such Person, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or an order for relief shall have been entered in such proceedings or a receiver, trustee or similar official shall have been appointed in such proceedings; or (iii) any Seller Party, any Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

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(e) Seller, Insight or any Originator shall (i) fail to perform or observe any term, covenant or agreement under the Receivables Sale Agreement, or (ii) fail to enforce its rights under the Receivables Sale Agreement after the occurrence of any such failure described in clause (i).

(f) Seller shall fail to comply with the terms of Section 2.6 hereof.

(g) As at the end of any Fiscal Month:

(i)	the weighted average of the Default Ratios for the three most recently ended Fiscal Months shall exceed 0.5%;

(ii)	the weighted average of the Delinquency Ratios for the three most recently ended Fiscal Months shall exceed (x) 13.5%;

(iii)	the weighted average of the Dilution Trigger Ratios for the three most recently ended Fiscal Months shall exceed 6.00%.

For purposes of this Section 9.1(g), the “weighted average” of each of the ratios referenced above for any three Fiscal Month Period shall be determined by adding the numerators of such ratio for each of such three Fiscal Months and dividing that sum by the sum of the denominators of such ratio for each of such three Fiscal Months.

(h) A Change of Control shall occur.

(i) (i) (w) One or more judgments for the payment of money shall be rendered against Seller, (x) one or more nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect shall be rendered against Seller, (y) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by a valid and binding policy of insurance in favor of the Servicer, the applicable Originator or the applicable Subsidiary with respect to which the related insurer has been notified of a claim for payment and has not disputed such claim) shall be rendered against the Servicer, any Originator, any of their Subsidiaries or any combination of the foregoing and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer, any Originator or any of their Subsidiaries to enforce any such judgment, or (z) one or more nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, shall be rendered against the Servicer, any Originator, any of their Subsidiaries or any combination of the foregoing and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer, any Originator or any of their Subsidiaries to enforce any such judgment.

(j) A “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

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(k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

(l) The Total Leverage Ratio, as of the last day of each Fiscal Quarter of Insight, shall exceed 2.75 to 1.00.

(m) The Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter of Insight, shall be less than 1.25 to 1.00.

(n) The Asset Coverage Ratio, as of the last day of each Fiscal Quarter of Insight, shall be less than 1.75 to 1.00.

(o) Seller shall fail to deliver to the Agent by November 1, 2003, an amendment to the Intercreditor Agreement in form and substance reasonably acceptable to the Agent, duly executed by each of JPMorgan, in its capacity as “Administrative Agent” under the Credit Agreement, the Agent, IBM Credit Corporation, Hewlett Packard Company, Compaq Computer Corporation and Textron Financial Corporation.

(p) Seller shall fail to deliver to the Agent and the Managing Agents fully executed Collection Account Agreements with respect to each of the Collection Accounts on or before September 30, 2009.

(q) Any Person shall be appointed as an Independent Director of the Seller without prior notice thereof having been given to the Agent in accordance with Section 7.1(b)(vi).

Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

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ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that the Agent, the Managing Agents or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Managing Agent, each Purchaser and any Related CP Issuer and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent, such Managing Agent, such Purchaser or such Related CP Issuer) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from bad faith, gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c) taxes imposed by the United States or the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller or Servicer, as applicable, shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

(i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

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(ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of an Obligor) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Amortization Event described in Section 9.1(d);

(x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Insight, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to an Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

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(xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

(xv) the failure of any Receivable included in the calculation of the Net Eligible Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2 Increased Cost and Reduced Return. (a) If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1 and attributed to a Purchaser’s or Funding Source’s failure to comply with Section 12.7) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Managing Agent, Seller shall pay to such Managing Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise

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compensate such Funding Source or such Purchaser for such increased cost or such reduction. The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Funding Source or Purchaser with (x) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (z) all requests, rules, guidelines and directives (collectively, “Basel Directives”) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States or foreign regulatory authorities to implement any Basel Directives.

(b) A certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to the Seller and shall be conclusive absent manifest error.

(c) If any Purchaser or any Funding Source has or anticipates having any claim for compensation from the Seller pursuant to clause (iii) of the definition of Regulatory Change appearing in paragraph (a) of this Section 10.2, and such Purchaser or Funding Source believes that having the facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source shall provide written notice to the Seller and the Servicer (a “Ratings Request”) that such Purchaser or Funding Source intends to request a public rating of the facility from one credit rating agency selected by such Purchaser or Funding Source and reasonably acceptable to the Seller, of at least “A”, or its equivalent (the “Required Rating”). The Seller and the Servicer agree that they shall cooperate with such Purchaser’s or Funding Source’s efforts to obtain the Required Rating, and shall provide the applicable credit rating agency (either directly or through distribution to the Agent, applicable Managing Agent, Purchaser or Funding Source), any information requested by such credit rating agency for purposes of providing and monitoring the Required Rating. The Managing Agents shall pay (i) the initial fees payable to the credit rating agency for providing the rating, (ii) reasonable attorneys’ fees of counsel for Managing Agents and the Seller, payable in connection with obtaining the rating, subject to a cap of $10,000 in the aggregate, and (iii) all ongoing fees payable to the credit rating agency for their continued monitoring of the rating, in each case allocated among the Managing Agents based on the Pro Rata Share of their Purchaser Groups. Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from the Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the facility prior to demanding any such compensation from the Seller.

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Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent, the Managing Agents and the Purchasers all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of auditors auditing the books, records and procedures of Seller (provided, that prior to the occurrence of any Amortization Event or Potential Amortization Event, Seller shall only be required to pay for the cost of one such audit per calendar year), reasonable fees and out-of-pocket expenses of legal counsel for each Purchaser, each Managing Agent and the Agent (which such counsel may be employees of such Purchaser, such Managing Agent or the Agent) with respect thereto and with respect to advising such Purchaser, such Managing Agent and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent, such Managing Agent and each Purchaser any and all reasonable costs and expenses of the Agent, each Managing Agent and such Purchaser, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

ARTICLE XI

THE AGENTS AND THE MANAGING AGENTS

Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints (i) JPMorgan to act as its agent hereunder and under each other Transaction Document, and (ii) the Managing Agent in its Purchaser Group to act as its agent hereunder and under each other Transaction Document, authorizes the Agent and such Purchaser’s Managing Agent, as the case may be, to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Agent nor the Managing Agents shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent or the Managing Agents. In performing its functions and duties hereunder and under the other Transaction Documents, (x) the Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as agent for the Conduit and Financial Institutions in its Purchaser Group, and (iii) neither the Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. Neither the Agent nor any Managing Agent shall be required to take any action that exposes the Agent or such Managing Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to file each of the Uniform Commercial Code financing statements and to execute the Collection Account Agreements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

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Section 11.2 Delegation of Duties. The Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3 Exculpatory Provisions. None of the Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Neither the Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent or such Managing Agent, as applicable, has received notice from Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchaser Group.

Section 11.4 Reliance by Agent and the Managing Agents. (a) The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Managing Agents, the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Managing Agents or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

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(b) Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by such Managing Agent. Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Purchasers in its related Purchaser Group as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until such Managing Agent shall have received such advice, such Managing Agent may take or refrain from taking any action, as such Managing Agent shall deem advisable and in the best interests of the Purchasers in its related Purchaser Group. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Purchasers in its related Purchaser Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent or such Managing Agent. Each Purchaser represents and warrants to the Agent and the Managing Agents that it has and will, independently and without reliance upon the Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent, and the Financial Institutions in each Purchaser Group agree to reimburse the Managing Agent for such Purchaser Group, and their respective officers, directors, employees, representatives and agents ratably according to their (a) Percentages (in the case of any reimbursement and indemnity obligations owing to its Managing Agent) or (b) Back-Up Commitments (in the case of any reimbursement and indemnity obligations owing to the Agent), to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of its related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7 Agent and the Managing Agents in their Individual Capacities. The Agent, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though it were not the Agent or a Managing Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent or a Managing Agent, and the terms “Financial Institution,” “Purchaser,” “Financial Institutions” and “Purchasers” shall include the Agent and each Managing Agent in its individual capacity.

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Section 11.8 Successor Agent. The Agent may, upon five days’ notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Managing Agents a successor Agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Managing Agents shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Managing Agents and for all purposes shall deal directly with the Managing Agents. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

Section 11.9 Successor Managing Agent. A Managing Agent may, upon five days’ notice to Seller, the Agent and the Purchasers in its Purchaser Group, and a Managing Agent will, upon the direction of all of the Purchasers in such Managing Agent’s Purchaser Group (other than such Managing Agent, in its individual capacity) resign as Managing Agent. If a Managing Agent shall resign, then the Financial Institutions in such Managing Agent’s Purchaser Group shall appoint a successor managing agent during such five-day period. If for any reason no successor Managing Agent is appointed by such Financial Institutions during such five-day period, then effective upon the termination of such five-day period, the Purchasers in such Managing Agent’s Purchaser Group shall perform all of the duties of the resigning Managing Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with such Purchasers. After the effectiveness of any retiring Managing Agent’s resignation hereunder, the retiring Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement and under the other Transaction Documents.

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ARTICLE XII

ASSIGNMENTS; PARTICIPATIONS

Section 12.1 Assignments.

(a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by any Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to (i) the Financial Institutions pursuant to a Liquidity Agreement, (ii) to any commercial paper issuing conduit for which a Managing Agent serves as administrative agent or in a similar capacity or (iii) with the prior written consent of Seller (which consent shall not be unreasonably withheld), to any other Person; provided that the Seller shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the related Managing Agent within 5 Business Days after having received notice thereof. Upon such assignment, any such Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of any Conduit of this Agreement of all or any of the Purchaser Interests of such Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(b) Any Financial Institution may at any time and from time to time assign to one or more Persons (each a “Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (an “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. To the extent that any such Financial Institution is part of a Purchaser Group with a Conduit, the consent of such Conduit shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and (ii) agree to deliver to its related Managing Agent and Conduit (if any), promptly following any request therefor by the such Managing Agent, an enforceability opinion in form and substance satisfactory to such Managing Agent and such Conduit. Upon delivery by a Financial Institution of the executed Assignment Agreement to its related Managing Agent and the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the related Managing Agent or the Agent shall be required.

(c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of the Conduit in its Purchaser Group or the applicable Managing Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by such Managing Agent and acceptable to the related Conduit (if any), and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

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Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in the Purchaser Interests of such Financial Institutions or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Conduits, the Managing Agents and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

Section 12.3 Extension of Liquidity Termination Date. Seller may advise the Managing Agents in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 60 days prior to, and not less than 45 days prior to, the then current Liquidity Termination Date. Each Managing Agent, upon being so advised by Seller, shall promptly notify each Financial Institution in its related Purchaser Group of any such request and each such Financial Institution shall notify its related Managing Agent, Seller and the Agent of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Financial Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify its related Managing Agent, Seller and the Agent shall be deemed an election not to extend by such Financial Institution). In the event that at least one Financial Institution agrees to extend the Liquidity Termination Date, the Seller Parties, the Agent, the extending Financial Institutions and the applicable Managing Agent or Managing Agents shall enter into such documents as such extending Financial Institutions may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial Institutions, the Managing Agents and the Agent (including reasonable attorneys’ fees) shall be paid by Seller. In the event that any Financial Institution declines the request to extend the Liquidity Termination Date (each such Financial Institution being referred to herein as a “Non-Renewing Financial Institution”), and the Commitment of such Non-Renewing Financial Institution is not assigned to another Person in accordance with the terms of this Article XII prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution’s Commitment on the then current Liquidity Termination Date.

Section 12.4 Terminating Financial Institutions.

(a) Any Affected Financial Institution or Non-Renewing Financial Institution which has not assigned its rights and obligations hereunder if requested pursuant to this Article XII shall be a “Terminating Financial Institution” for purposes of this Agreement as of the then current Liquidity Termination Date (or, in the case of any Affected Financial Institution, such earlier date as declared by the Agent).

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(b) The Back-Up Commitment of any Financial Institution shall terminate on the date it becomes a Terminating Financial Institution. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.4) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution” hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests or the Commitment held by such Terminating Financial Institution prior to its termination as a Financial Institution.

Section 12.5 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, without notice to or consent of Seller or the Agent; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.

Section 12.6 Additional Purchaser Groups. Upon Seller’s request with approval of the Agent and each Managing Agent, an additional Purchaser Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Purchaser Group, Seller, the Servicer, the Agent and each Managing Agent, and execution and delivery of a reaffirmation of the Performance Undertaking, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit” shall become a party hereto as a Conduit, entitled to the rights and subject to the obligations of a Conduit hereunder, (ii) each Person specified therein as a “Financial Institution” shall become a party hereto as a Financial Institution, entitled to the rights and subject to the obligations of a Financial Institution hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Purchase Limit shall be increased by an amount equal to the aggregate Commitments of the Financial Institutions party to such Joinder Agreement.

Section 12.7 Withholding Tax Exemption. (a) At least five (5) Business Days prior to the first date on which any amount is payable hereunder for the account of any Purchaser, each Purchaser that is not a “United States person” for United States federal income tax purposes agrees that it will deliver to each of Seller and its related Managing Agent a copy of a completed United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY with all necessary attachments or applicable successor forms, certifying in each case that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each such Purchaser further undertakes to deliver to each of Seller and its related Managing Agent a copy of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Seller or its related Managing Agent, in each case certifying that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in any treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which prevents such Purchaser from duly completing and delivering any such form with respect to it and such Purchaser advises Seller and its related Managing Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

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(b) Each Purchaser that is not a “United States person” for U.S. federal income tax purposes agrees to indemnify and hold Seller, the Managing Agents, the Purchasers and the Agent harmless in respect of any loss, cost or expense incurred by Seller, any Managing Agent or the Agent as a result of, and agrees that, notwithstanding any other provision hereof, payments hereunder to such Purchaser may be subject to deduction or withholding without indemnification by Seller for, any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Seller, any Managing Agent or the Agent as a result of, (i) such Purchaser’s failure to submit any form that is required pursuant to this Section 12.7 or (ii) Seller’s, any Managing Agent’s, any Purchaser’s or the Agent’s reliance on any form that such Purchaser has provided pursuant to this Section 12.7 that is determined to be inaccurate in any material respect.

(c) If a payment made to a Purchaser under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Purchaser shall deliver to the Seller and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Seller or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Seller or the Agent as may be necessary for the Seller or the Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

ARTICLE XIII

[RESERVED]

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Waivers and Amendments.

(a) No failure or delay on the part of the Agent, any Managing Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

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(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). The Conduits, Seller, the Servicer, the Managing Agents and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to any Managing Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Percentage, any Purchaser Group’s Pro Rata Share (except pursuant to the Liquidity Agreement) or any Financial Institution’s Bank-Up Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Horizon Ratio,” “Loss Percentage Floor,” “Loss Ratio,” “Loss Reserve,” “Loss Reserve Percentage,” “Dilution Horizon Ratio,” “ Dilution Ratio,” “Dilution Reserve,” “Dilution Reserve Floor,” “Dynamic Dilution Reserve Ratio, “ “Dilutions,” “Delinquency Ratio,” “Default Proxy Ratio,” “Default Ratio,” “Delinquent Receivable,” “Servicer Reserve” or “Yield Reserve” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii) without the written consent of the then Agent or any Managing Agents, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Agent or such Managing Agent, as applicable.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Seller; provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Managing Agents and the Agent.

Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent and each Managing Agent to effect purchases and Tranche Period selections based on telephonic notices made by any Person whom the Agent or such Managing Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent and each Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or any Managing Agent, the records of the Agent or such Managing Agent shall govern absent manifest error.

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Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3 or repayments of Capital to a Terminating Financial Institution prior to an Amortization Date pursuant to Section 2.2) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4 Protection of Ownership Interests of the Purchasers.

(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent, any Managing Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

(b) If any Seller Party fails to perform any of its obligations hereunder, the Agent, any Managing Agent or any Purchaser may (but shall not be required to) perform, or cause the performance of, such obligations, and the Agent’s, such Managing Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to file financing statements identifying Seller as debtor which are necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

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Section 14.5 Confidentiality.

(a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, each Managing Agent and the other Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding (including, without limitation, filings with the Securities and Exchange Commission and disclosures made to regulators and investors).

(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Managing Agents, the Financial Institutions or the Conduits by each other, (ii) by the Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent or any Managing Agents to any rating agency (including, without limitation, in compliance with Rule 17g-5 under the Securities Exchange Act of 1934), Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent, each Managing Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the bad faith, willful misconduct or gross negligence of any Conduit, any Managing Agent, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Conduit, any Managing Agent, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE PURCHASERS’ SECURITY INTEREST IN THE PURCHASER INTERESTS IS GOVERNED BY THE LAW OF ANOTHER STATE, AS REQUIRED BY THE LAWS OF THE STATE OF ILLINOIS.

Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO REALIZE ON THE INTERESTS OF THE PURCHASERS AND THE AGENT IN ANY RECEIVABLES, RELATED SECURITY OR PROCEEDS THEREOF. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY SUCH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A UNITED STATES FEDERAL COURT OR AN ILLINOIS STATE COURT SETTING IN CHICAGO, ILLINOIS.

Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

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Section 14.11 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5, 14.6 and 14.15 shall be continuing and shall survive any termination of this Agreement.

Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.13 Agent Roles.

(a) JPMorgan Roles. Each of the Financial Institutions acknowledges that JPMorgan acts, or may in the future act, (i) as administrative agent for the Purchasers, (ii) as Managing Agent for Jupiter and the Financial Institutions in its related Purchaser Group, (iii) as issuing and paying agent for Jupiter’s Commercial Paper, (iv) to provide credit or liquidity enhancement for the timely payment for Jupiter’s Commercial Paper and (v) to provide other services from time to time for any of the Purchasers or any Financial Institution (collectively, the “JPMorgan Roles”). Without limiting the generality of this Section 14.13(a), each Financial Institution hereby acknowledges and consents to any and all JPMorgan Roles and agrees that in connection with any JPMorgan Role, JPMorgan may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Jupiter, and the giving of notice of a mandatory purchase pursuant to its Liquidity Agreement.

(b) Managing Agent Roles. Each of the Financial Institutions acknowledges that each Person that serves as a Managing Agent hereunder acts, or may in the future act, (i) as Managing Agent for one or more Conduits, (ii) as issuing and paying agent for each such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Conduit’s Commercial Paper and (iv) to provide other services from time to time for some or all of the Conduits in its Purchaser Group (collectively, the “Managing Agent Roles”). Without limiting the generality of this Section 14.13(b), each Financial Institution hereby acknowledges and consents to any and all Managing Agent Roles and agrees that in connection with any Managing Agent Role, the applicable Managing Agent may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as managing agent for the related Conduit, if any, and the giving of notice to the Agent or any Managing Agent of a mandatory purchase pursuant to its Liquidity Agreement.

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Section 14.14 Characterization.

(a) Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Managing Agent and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Managing Agent or the Agent or any assignee thereof of any obligation of Seller, Insight, any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller, Insight or any Originator.

(b) In addition to any ownership interest which the Agent and the Purchasers may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables and the Receivables Sale Agreement (including, without limitation, (a) all rights to indemnification arising thereunder, and (b) all UCC financing statements filed pursuant thereto), all proceeds of any thereof and all other assets in which the Agent on behalf of the Purchasers has acquired, may hereafter acquire and/or purports to have acquired an interest under this Agreement prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. Seller hereby assigns its security interests against the Originators under the Receivables Sale Agreement to the Agent for the benefit of the Purchasers.

(c) In connection with Seller’s transfer of its right, title and interest in, to and under the Receivables Sale Agreement, Seller agrees that the Agent on behalf of the Purchasers shall have the right to enforce Seller’s rights and remedies under the Receivables Sale Agreement to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of Seller under the Receivables Sale Agreement. To the extent that Seller enforces Seller’s rights and remedies under the Receivables Sale Agreement from and after the occurrence of an Amortization Event, and during the continuance thereof, the Agent shall have the exclusive right to direct such enforcement by Seller.

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Section 14.15 Excess Funds. Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit shall be obligated to pay any amount pursuant to this Agreement unless (i) such Conduit has received funds which may be used to make such payment and which funds are not required to repay Commercial Paper when due and (ii) after giving effect to such payment, either (x) there is sufficient liquidity availability (determined in accordance with the program documents governing such Conduit’s securitization program) under all of such Conduit’s liquidity facilities to pay the face amount of all outstanding Commercial Paper when due or (y) all Commercial Paper of such Conduit is paid in full. Any amount which any Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101(5) of the Federal Bankruptcy Code) against or corporate obligation of such Conduit for any such insufficiency unless and until such Conduit satisfies the provisions of clauses (i) and (ii) above.

Section 14.16 USA PATRIOT Act. The Agent, each Managing Agent and each Purchaser hereby notifies the Seller that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow the Agent, such Managing Agent or such Purchaser to identify the Seller in accordance with the PATRIOT Act.

SIGNATURE PAGES FOLLOW

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

INSIGHT RECEIVABLES, LLC

By: Insight Receivables Holding, LLC, its sole member

By:	/s/
Name:
Title:
Address:	444 Scott Drive
Bloomingdale, IL 60108

Copy to:	Insight Receivables, LLC 6820 South Harl Avenue Tempe, AZ 85283
Fax:	(480) 760-7287

INSIGHT ENTERPRISES, INC.

By:	/s/
Name:
Title:
Address:	6820 South Harl Avenue Tempe, Arizona 85283
	Attention:	General Counsel and Chief Financial Officer
Fax:	(480) 760-7162 and (480) 760-7003

Signature Page to Receivables Purchase Agreement

JUPITER SECURITIZATION COMPANY LLC (successor by merger to JS Siloed Trust), as a Conduit

By: JPMorgan Chase Bank, N.A., its administrative trustee

By:	/s/
Name:
Title: Authorized Signatory
Address:	c/o JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent Asset Backed Finance Chase Tower 10 S. Dearborn, Suite IL1-0079 Chicago, IL 60670
Fax:	(312) 732-1844

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as a Financial Institution, as Agent and as a Managing Agent

By:	/s/
Name:
Title: Authorized Signatory
Address:	JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) Asset Backed Finance Chase Tower 10 S. Dearborn, Suite IL1-0079 Chicago, IL 60670
Fax:	(312) 732-4487

Signature Page to Receivables Purchase Agreement

MARKET STREET FUNDING LLC, as a Conduit

By:	/s/
Name:
Title:

Address:	c/o AMACAR Group, L.L.C. 6525 Morrison Blvd., Suite 318 Charlotte, NC 28211
Attention:	Douglas K. Johnson
Fax:	(704) 365-1362

PNC BANK, NATIONAL ASSOCIATION as a Financial Institution and as a Managing Agent

By:	/s/
Name:
Title:

Address:	One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222
Attention:	William Falcon
Fax:	(412) 762-5442

Signature Page to Receivables Purchase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Financial Institution and a Managing Agent

By:	/s/
Name:
Title:

Address:
6 Concourse Parkway Suite 1450 Atlanta, GA 30328 Attention: Ryan Tozier Fax: (855) 818-1936

Signature Page to Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accrual Period” means each Fiscal Month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the Fiscal Month thereafter.

“Acquired Entity” means the assets or Person acquired in connection with a Permitted Acquisition or other investment permitted under Section 6.04 of the Credit Agreement.

“Acquired Entity EBITDA” means, with respect to any Acquired Entity subject to a Permitted Acquisition, for any period, the net income (or loss) of such Person and its Subsidiaries calculated on a consolidated basis for such period plus, to the extent deducted from revenues in determining the net income (or loss) of such Person and its Subsidiaries as described above, (i) for any period, the interest expense of such Person and its Subsidiaries calculated on a consolidated basis for such period, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) any extraordinary non-cash or nonrecurring non-cash charges or losses incurred other than in the ordinary course of business minus to the extent added to revenues in determining the net income (or loss) of such Person and its Subsidiaries as described above, any extraordinary non-cash or nonrecurring non-cash gains realized other than in the ordinary course of business. Such amounts shall be derived by Insight from financial statements of the Acquired Entity that, in the case of a Permitted Acquisition with respect to which the aggregate consideration exceeds $100,000,000, shall have been delivered to the Agent, the Managing Agents and the Administrative Agent prior to the consummation of such Permitted Acquisition, which financial statements shall be audited through the end of the most recently ended fiscal year ended at least 90 days prior to the consummation of such Permitted Acquisition and, for each subsequent fiscal quarter ended at least 45 days prior to the consummation of such Permitted Acquisition, shall be prepared by the Acquired Entity on a basis consistent with such audited financial statements.

“Adjusted Consolidated EBITDA” means, as of any date of determination and without duplication: (i) Consolidated EBITDA for Insight and its consolidated Subsidiaries for the four fiscal quarter period then most recently ended, plus (ii) Acquired Entity EBITDA for such period for each Permitted Acquisition consummated on or after the Effective Date. Effective upon the consummation of a Permitted Acquisition, Adjusted Consolidated EBITDA shall be adjusted to include Acquired Entity EBITDA for the applicable Acquired Entity.

“Administrative Agent” means JPMorgan (including its branches and affiliates), in its capacity as administrative agent under the Credit Agreement.

Exh. I-1

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Financial Institution” has the meaning specified in Section 12.1(c).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aged Credit Ineligible Amount” means, for each Obligor and Former Obligor on any day, (i) the amount of outstanding unapplied credits due to such Person from the applicable Originator on such day multiplied by (ii) the Aged Credit Ineligible Percentage with respect to such Person on such day.

“Aged Credit Ineligible Percentage” means, for each Obligor and Former Obligor, on any day (as determined by the Managing Agents, in good faith and in their sole discretion):

(i) with respect to each Obligor with respect to any outstanding Receivable on such day, 100%;

(ii) with respect to each Former Obligor which has purchased goods or services from any Originator at any time during the two (2) year period immediately preceding such day, 75%;

(iii) with respect to each Former Obligor which has purchased goods or services from any Originator at any time during the five (5) year period immediately preceding such day, but not at any time during the two (2) year period immediately preceding such day, 50%;

(iv) with respect to each Former Obligor which has not purchased goods or services from any Originator at any time during the five (5) year period immediately preceding such day, 25%; and

(v) with respect to each Former Obligor which has not purchased goods or services from any Originator at any time during the one (1) year period immediately preceding such day, and which is deceased, has dissolved or has otherwise ceased business operations, 0%.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Aggregate Aged Credit Ineligible Amount” means, on any day, the aggregate of the Aged Credit Ineligible Amounts for all Obligors and Former Obligors on such day.

Exh. I-2

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicer Reserve.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day plus 3.90%, (b) the Federal Funds Effective Rate in effect on such day plus 4.40% and (c) the one-month LIBO Rate in effect on such day (or, in each case, if such day is not a Business Day, the immediately preceding Business Day). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the one-month LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event pursuant to Section 9.2 hereof, (iv) the Business Day specified in a written notice from the Agent following the failure to obtain the Required Rating within 90 days following delivery of a Ratings Request to the Seller and the Servicer, and (iv) the date which is 30 days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Article IX.

“Asset Coverage Ratio” means, as of the last day of any Fiscal Quarter of Insight, the ratio of (a) the aggregate total book value of Insight’s and its Subsidiaries’ Receivables and inventory (including, without limitation, Receivables and inventory subject to Permitted Receivables Facilities, Vendor Trade Programs, the Floorplan Loan Documents and Contract Payment Sale transactions) as of such date to (b) the sum of (i) the aggregate principal amount of Indebtedness or other obligations outstanding under the Loan Documents, all Permitted Receivables Facilities, the Floorplan Credit Agreement and all Vendor Trade Programs as of such date and (ii) the aggregate Contract Payment Sale Indebtedness of the Loan Parties as of such date.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

Exh. I-3

“Attributable Debt” in respect of a Sale and Leaseback Transaction that is a Capitalized Lease Obligation means, at any date of determination, the amount of Indebtedness represented thereby according to the definition of “Capitalized Lease Obligation.”

“Attributable Receivables Indebtedness” at any time, means the principal amount of Indebtedness which (a) if a Permitted Receivables Facility is structured as a secured lending agreement, constitutes the principal amount of such Indebtedness or (b) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement.

“Authorized Officer” means, with respect to any Person, its chief executive officer, president, chief financial officer, treasurer, chief accounting officer or senior vice president of finance.

“Back-Up Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller, in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Financial Institution’s name under the Back-Up Commitment column on Schedule A to this Agreement or for any Financial Institution party hereto pursuant to a Joinder Agreement or Assignment Agreement, the “Back-Up Commitment” set forth therein, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Back-Up Commitments pursuant to Section 12.3) and (b) with respect to any individual purchase from Seller hereunder, the lesser of (i) its Percentage of its Purchaser Group’s Pro Rata Share of the Purchase Price therefor and (ii) its Unused Back-Up Commitment.

“Broken Funding Costs” means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned to a Financial Institution pursuant to a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Managing Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated; as such computations in clause (B) are set forth in reasonable detail in a certificate delivered to Seller by the applicable Managing Agent. All Broken Funding Costs shall be due and payable hereunder upon demand.

Exh. I-4

“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“California Contingent Receivable” means a Receivable, the Obligor of which is the State of California, during any period wherein the Obligor thereof retains the contractual right to return the goods which are the subject of such Receivable to the applicable Originator for credit.

“Canadian Receivable” means a Receivable the Obligor of which is a resident of Canada.

“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the applicable Managing Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Insight and its Subsidiaries prepared in accordance with GAAP, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (ii) leasehold improvement expenditures for which Insight or a Subsidiary is reimbursed promptly by the lessor.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Insight, or (ii) the failure of Insight to maintain ownership (directly or indirectly) of 100% of the outstanding shares of voting stock of each Originator or (iii) the failure of the Member to maintain ownership of 100% of the membership interests of Seller.

“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment.

Exh. I-5

“Collection Account” means each concentration account, depositary account, lock-box account or similar account maintained in the name of the Borrower in which any Collections are collected or deposited and which is listed on Exhibit IV.

“Collection Account Agreement” means an agreement substantially in the form of Exhibit VI among the applicable Originator, Insight, Seller, the Agent and a Collection Bank.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means promissory notes of any Conduit issued by such Conduit or its Related CP Issuer in the commercial paper market.

“Commitment Availability” means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Back-Up Commitments at such time minus (b) the Aggregate Capital at such time.

“Concentration Limit” means, at any time, for any Obligor, an amount equal to the greater of (i) the Outstanding Balance of all Eligible Receivables at such time multiplied by 5.00% and (ii) such other amount (a “Special Concentration Limit”), if any, for such Obligor as indicated on Exhibit XI hereto; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that any Managing Agent may, upon not less than three Business Days’ notice to Seller, cancel any Special Concentration Limit with respect to any Obligor.

“Conduit” means, as to any Purchaser Group, each of the Persons listed on Schedule A hereto as a “Conduit” for such Purchaser Group, or in any Assignment Agreement or Joinder Agreement as a “Conduit” for the applicable Purchaser Group, together with its respective successors and permitted assigns.

“Consolidated Capital Expenditures” means, with reference to any period, the Capital Expenditures of Insight and its Subsidiaries calculated on a consolidated basis for such period.

Exh. I-6

“Consolidated EBITDA” means the sum of (a) Consolidated Net Income plus (b) to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) any extraordinary non-cash or nonrecurring non-cash charges or losses incurred other than in the ordinary course of business, (vi) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards and (vii) costs, expenses and fees incurred in connection with the Transactions (as defined in the Credit Agreement) consummated on the Effective Date, minus (c)(i) to the extent included in Consolidated Net Income, any extraordinary non-cash or nonrecurring non-cash gains realized other than in the ordinary course of business and (ii) the amount of any subsequent cash payments in respect of any non-cash charges described in the preceding clause (b)(vi), all calculated for Insight and its Subsidiaries on a consolidated basis.

“Consolidated Funded Indebtedness” means, at any time, the sum (without duplication) of (i) the aggregate principal amount of Consolidated Indebtedness owing by Insight and its Subsidiaries which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, plus (ii) the aggregate stated or face amount of all letters of credit at such time for which any of Insight and its Subsidiaries is the account party (unless cash collateralized with cash and/or cash equivalents in a manner permitted hereunder) plus (iii) the aggregate amount of Capitalized Lease Obligations owing by Insight and its Subsidiaries (it being understood that Consolidated Funded Indebtedness shall not include amounts outstanding under the Floorplan Credit Agreement or any Vendor Trade Program or any Contract Payment Sale Indebtedness, in each case, so long as such amounts are not bearing interest payable by a Loan Party).

“Consolidated Indebtedness” means, at any time, the Indebtedness of Insight and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of Insight and its Subsidiaries calculated on a consolidated basis for such period, including, without limitation, yield or any other financing costs resembling interest which are payable under any Permitted Receivables Facility.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of Insight and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Rentals” means, with reference to any period, the Rentals of Insight and its Subsidiaries calculated on a consolidated basis for such period.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, application of a Letter of Credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

Exh. I-7

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Contract Payment Purchaser” has the meaning set forth in the definition of “Contract Payment Sale”.

“Contract Payment Sale” means a transaction in which a Loan Party enters into a lease, managed services arrangement or software licensing agreement with a U.S. state or federal Governmental Authority or other Person pursuant to which (i) such Loan Party will lease certain equipment, provide certain managed services or license certain software to such Governmental Authority or other Person, (ii) such Governmental Authority or other Person is obligated to make a series of payments to such Loan Party during the term of such lease, managed services arrangement or software license (each such payment, a “Contract Payment”), (iii) such Loan Party sells or assigns a portion or all of such Contract Payments (and, in the case of a lease or managed services arrangement, the related equipment) and related proceeds to a third-party (a “Contract Payment Purchaser”) and (iv) such Loan Party is involved in the administration and servicing of such Contract Payments for such Contract Payment Purchaser during the term of such lease, managed services arrangement or software license.

“Contract Payment Sale Indebtedness” shall mean any remaining obligations of any Loan Party in respect of any Contract Payment Sale transaction that are recorded as a liability on the consolidated balance sheet of Insight and its Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CP Costs” means, for any day, an amount equal to:

(a) with respect to Conduits in all Purchaser Groups (other than the JPMorgan Purchaser Group), means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are directly or indirectly funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities directly or indirectly funded substantially with such Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of any Conduit pursuant to the terms of any receivable purchase facilities directly or indirectly funded substantially with Pooled Commercial Paper; or

Exh. I-8

(b) with respect to the Conduit in the JPMorgan Purchaser Group, (i) the product of (A) the Daily/30 Day LIBOR Rate in respect of such day, and (B) the aggregate Capital associated with each Purchaser Interest that shall have been funded by the related Conduit with the issuance of Commercial Paper, divided by (ii) 360. For purposes of the foregoing, “Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the thirty (30) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the applicable Managing Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London. In the event that such rate is not available on any day at such time for any reason, then the “Daily/30 Day LIBOR Rate” for such day shall be the rate at which thirty (30) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the applicable Managing Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; and if such Managing Agent is for any reason unable to determine the Daily/30 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/30 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, the Daily/30 Day LIBOR Rate for such day shall be the Alternate Base Rate.

In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the applicable Managing Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by the related Conduit in such Managing Agent’s Purchaser Group in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of April 26, 2012, among Insight, as borrower, the “European Borrowers” party thereto, the “Lenders” from time to time party thereto, Wells Fargo Bank, National Association, as Syndication Agent, and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Credit and Collection Policy” means Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

“Daily Report” means a report, in substantially the form of Exhibit XII attached hereto (appropriately completed), furnished by the Servicer to the Agent and each Managing Agent pursuant to clause (iv) of Section 8.5.

“Deducted Receivables” means, collectively, the California Contingent Receivables, the Software Spectrum Government Receivables, and all Receivables the Obligor of which is Microsoft Corporation or any of its subsidiaries.

Exh. I-9

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

“Default” has the meaning set forth in the Credit Agreement.

“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2.00% plus the Alternate Base Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day).

“Default Proxy Balance” means, as of the last day of any Fiscal Month, the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) as to which any payment, or part thereof, remains unpaid for more than 90 days but less than 121 days after the due date thereof.

“Default Proxy Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage) equal to (a) the greater of (i) zero and (ii) the sum of (A) the Default Proxy Balance as of the last day of such Fiscal Month plus (B) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) that would have been classified during such Fiscal Month as Charged-Off Receivables in accordance with clauses (i), (ii), (iii) or (iv) of the definition of “Charged-Off Receivable” plus (C) write-offs during such Fiscal Month, minus Recoveries during such Fiscal Month divided by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Receivables (other than Deducted Receivables) created during the Fiscal Month which ended on the date four (4) Fiscal Months prior to the last day of the current Fiscal Month.

“Default Ratio” means, for any Fiscal Month, a percentage equal to (a) the greater of (i) zero and (ii) the sum of (A) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) that would have been classified during such Fiscal Month as Charged-Off Receivables in accordance with clauses (i), (ii), (iii) or (iv) of the definition of “Charged-Off Receivable” plus (B) write-offs during such Fiscal Month, minus Recoveries during such Fiscal Month divided by (b) the aggregate amount of Collections (other than Collections received for Deducted Receivables) during such Fiscal Month.

“Delinquency Ratio” means, at any time, a percentage equal to (i) the sum of (a) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) as to which any payment, or part thereof, remains unpaid for more than 60 days after the due date thereof as at the last day of the most recently ended Fiscal Month plus (b) the aggregate absolute value of the amount of credits and credit memos with respect to any Receivable which remain unapplied for more than 60 days after the due date of such Receivable as at the last day of the most recently ended Fiscal Month, divided by (ii) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) as at the last day of the most recently ended Fiscal Month.

Exh. I-10

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days after the due date therefor.

“Designated Obligor” means an Obligor indicated by the Managing Agents to Seller in writing.

“Dilution Horizon Ratio” means, on any date, a percentage equal to (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables (other than Deducted Receivables) created during the two most recently ended Fiscal Months, divided by (ii) the Net Eligible Receivables Balance as at the last day of the most recently ended Fiscal Month.

“Dilution Ratio” means, for any Fiscal Month, a percentage equal to (i) the aggregate amount of Dilutions (other than Dilutions with respect to Deducted Receivables) which occurred during such Fiscal Month, divided by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables (other than Deducted Receivables) created during the Fiscal Month which ended on the date three (3) Fiscal Months prior to the last day of the current Fiscal Month; provided, however, that for purposes of calculating the Dynamic Dilution Reserve Ratio, the Dilution Ratio shall exclude Dilutions with respect to reductions for credited sales taxes.

“Dilution Reserve” means, on any date, an amount equal to (i) the greater of (a) the Dynamic Dilution Reserve Ratio or (b) the Dilution Reserve Floor, multiplied by (ii) the Net Eligible Receivables Balance as of such date.

“Dilution Reserve Floor” means 11%.

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.

“Dilution Trigger Ratio” means, for any Fiscal Month, a percentage equal to (i) the aggregate amount of Dilutions (other than Dilutions with respect to Deducted Receivables) which occurred during such Fiscal Month, divided by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables (other than Deducted Receivables) created during the Fiscal Month which ended on the date two (2) Fiscal Months prior to the last day of the current Fiscal Month.

“Discount Rate” means, with respect to each Purchaser Interest of the Financial Institutions and any Purchaser Interest of a Conduit, an undivided interest which has been assigned by such Conduit to a Financial Institution pursuant to a Liquidity Agreement, either the LIBO Rate or the Alternate Base Rate (as determined in accordance with Sections 4.1 and 4.5).

Exh. I-11

“Disqualified Equity Interests” means Equity Interests that (a) require the payment of any cash dividends prior to the date that is 91 days after the Maturity Date (as defined in the Credit Agreement), (b) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Maturity Date (as defined in the Credit Agreement) (other than (i) upon termination of the Commitments (as defined in the Credit Agreement) and payment in full of the Obligations (as defined in the Credit Agreement) then due and owing or (ii) upon a “change in control” or asset sale, provided, that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (as defined in the Credit Agreement) or is otherwise contractually subordinated in right of payment to the Obligations (as defined in the Credit Agreement) on terms reasonably satisfactory to the Administrative Agent) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests prior to the date that is 91 days after the Maturity Date (as defined in the Credit Agreement); provided, however, that if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Insight or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Insight or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Dollar”, “dollar” and “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of any Person organized under the laws of any state of the United States.

“Dynamic Dilution Reserve Ratio” means, on any date, the amount determined pursuant to the following formula:

{(2.00 x ED) + ((DS—ED) x (DS/ED))} x DHR

where:

ED	=	on such date, the average of the Dilution Ratios for the twelve (12) Fiscal Months then most recently ended.

DS	=	on such date, the highest three (3) month average Dilution Ratio for any Fiscal Month during the twelve (12) Fiscal Months then most recently ended.

DHR	=	the Dilution Horizon Ratio on such date.

Exh. I-12

“Effective Date” has the meaning set forth in the Credit Agreement.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which (a) is (1) a resident of the United States or Canada, (2) a corporation or other business organization organized under the laws of the United States or Canada or any political subdivision thereof and has its chief executive office in the United States or Canada, or (3) is a government of any state (or any governmental subdivision or agency thereof) of the United States other than an Ineligible State; (b) is not an Affiliate of any of the parties hereto; and (c) is not a Designated Obligor;

(ii) the Obligor of which is not the Obligor of any Delinquent Receivables which in the aggregate constitute more than 35% of all Receivables (measured by Outstanding Balance) of such Obligor;

(iii) which is not a Charged-Off Receivable, a Delinquent Receivable or a Canadian Receivable; provided, that, Canadian Receivables with Outstanding Balances which, in the aggregate, constitute no more than 1% of the aggregate Outstanding Balance of all Receivables, may be Eligible Receivables;

(iv) which is not a WM Receivable; provided, that, WM Receivables with Outstanding Balances which, in the aggregate, constitute no more than 5% of the aggregate Outstanding Balance of all Receivables, may be Eligible Receivables;

(v) which by its terms is due and payable within 90 days of the original invoice date therefor and has not had its payment terms extended; provided, however, that (i) no more than 50% of the aggregate Outstanding Balance of all Receivables may be due and payable more than 30 days and within 60 days after the original invoice date thereof and (ii) no more than 10% of the aggregate Outstanding Balance of all Receivables may be due and payable more than 60 days and within 90 days after the original invoice date thereof;

(vi) which is an “account” or “chattel paper” within the meaning of Section 9-105 and Section 9-106, respectively, of the UCC of all applicable jurisdictions and in respect of which the perfection of a security interest therein is governed by Article 9 of the UCC of all applicable jurisdictions;

(vii) which is denominated and payable only in United States dollars in the United States;

(viii) which arises under a Contract in writing, which (a) together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense and (b) is governed by the laws of any state of the United States;

(ix) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;

Exh. I-13

(x) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator;

(xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;

(xii) which satisfies all applicable requirements of the Credit and Collection Policy;

(xiii) which was generated in the ordinary course of the applicable Originator’s business;

(xiv) which arises solely from the sale and licensing of goods or general intangibles (such as software) or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part);

(xv) as to which no Managing Agent has notified Seller that such Managing Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to such Managing Agent;

(xvi) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract);

(xvii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;

(xviii) all right, title and interest to and in which has been validly transferred by the Originators to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim (other than Adverse Claims created by the Transaction Documents);

(xix) no portion of which constitutes sales tax or late fees or similar charges; and

(xx) which is not an FOB Destination Receivable or a Deducted Receivable.

Exh. I-14

“Equity Interests” means shares of capital stock, partnership interests and entitlements, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Excluded Receivables” means any indebtedness or obligations owed to the Insight Global Finance division of Insight Direct USA, Inc. (formerly Insight Global Finance, Inc., an Arizona corporation), whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods and the rendering of services thereby.

“Facility Account” means Seller’s Account No. 0060 9027 at JPMorgan.

“Facility Termination Date” means the earliest of (i) April 24, 2015, (ii) the Liquidity Termination Date and (iii) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the IRC and all regulations or official interpretations thereof.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means (i) that certain Fifth Amended and Restated Fee Letter, dated as of April 26, 2012, among Seller, the Agent and the Managing Agents and (ii) any other letter designated as a “Fee Letter” therein and entered into between Seller and any of the parties hereto from time to time, in each case as such letter may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Institutions” means, as to any Purchaser Group, each of the Persons listed on Schedule A hereto as a “Financial Institution” for such Purchaser Group, or in any Assignment Agreement or Joinder Agreement as a “Financial Institution” for the applicable Purchaser Group, together with its respective successors and permitted assigns.

“Fiscal Month” means each calendar month.

Exh. I-15

“Fiscal Quarter” means each calendar quarter.

“Fiscal Year” means each calendar year.

“Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter of Insight, the ratio of (a)(i) Consolidated EBITDA during the four Fiscal Quarter period then ended minus (ii) Consolidated Capital Expenditures during such period minus (iii) cash dividends or distributions (excluding any repurchase of its Equity Interests made by Insight in accordance with Section 6.06 of the Credit Agreement) paid by Insight on its Equity Interests during such period plus (iv) Consolidated Rentals during such period to (b)(i) Consolidated Interest Expense during such period plus (ii) Consolidated Rentals during such period plus (iii) expenses for taxes paid or taxes accrued during such period (calculated for Insight and its Subsidiaries on a consolidated basis) plus (iv) any scheduled amortization of the principal portion of Indebtedness during such period (other than amounts owing in connection with Permitted Receivables Facilities), including, without limitation, Capitalized Lease Obligations (calculated for Insight and its Subsidiaries on a consolidated basis).

“Floorplan Collateral Agent” means Wells Fargo Capital Finance, LLC (successor to Wells Fargo Foothill, LLC), in its capacity as collateral agent under the Floorplan Credit Agreement.

“Floorplan Credit Agreement” means the Amended and Restated Credit Agreement, dated as of April 26, 2012, by and among Insight Public Sector, Inc., Insight Direct USA, Inc., Calence, LLC, the lenders party thereto from time to time, Castle Pines Capital, LLC, as an administrative agent, Wells Fargo Capital Finance, LLC (successor to Wells Fargo Foothill, LLC), as an administrative agent, and the Floorplan Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Floorplan Loan Documents” has the meaning set forth in the Credit Agreement.

“FOB Destination Receivable” means a Receivable as to which the goods have not been delivered to the applicable Obligor.

“Former Obligor” means, on any day, any Person who was previously an obligor with respect to any accounts receivable of any Originator, but who is not on such day an Obligor with respect to any outstanding Receivables and has not purchased any goods or services from any Originator within 12 months.

“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit (including the Liquidity Agreement) or a Related CP Issuer.

“Funding Source” means (i) any Financial Institution, (ii) any Related CP Issuer or (iii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

Exh. I-16

“Governmental Authority” means the government of the United States of America, the Netherlands, the United Kingdom, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, without limitation, the European Union.

“Group Purchase Limit” means, for each Purchaser Group, the sum of the Back-Up Commitments of the Financial Institutions in such Purchaser Group.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of obligations, liabilities or indebtedness of the type described in clauses (a) through (e) and (g) through (l) of this definition, (g) all Capitalized Lease Obligations of such Person, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (unless cash collateralized with cash and/or cash equivalents in a manner permitted hereunder), (i) the principal component of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) Attributable Receivables Indebtedness, (k) all Attributable Debt of such Person under Sale and Leaseback Transactions, (l) with respect to any Subsidiary of Insight, any Disqualified Equity Interests of such Person and (m) all Net Mark-to-Market Exposure of such Person under all Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Exh. I-17

“Independent Director” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner or officer of Seller or any of its Affiliates (other than his or her service as an Independent Director of Seller); (ii) a customer or supplier of Seller or any of its Affiliates; or (iii) any member of the immediate family of a person described in clause (i) or (ii), and (B) has (i) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Ineligible State” means, unless otherwise consented to in writing by the Managing Agents, with respect to any Receivable, (i) Delaware, (ii) the District of Columbia, (iii) Hawaii, (iv) Kansas, (v) Maine, (vi) Maryland, (vii) Minnesota, (viii) New York, (ix) North Carolina and (x) any state in respect of which (a) there are restrictions on the assignment of a Receivable owing by such state (or on the assignment of any Related Security with respect to such Receivable) or any governmental subdivision or agency of such state pursuant to statute, judicial precedent, the related Contract or otherwise, or (b) there are any actions required to be taken or conditions required to be satisfied, whether pursuant to statute, judicial precedent, the related Contract or otherwise, before such Receivable (or any Related Security with respect to such Receivable) may be assigned that have not yet been taken or satisfied.

“Information Memorandum” has the meaning set forth in the Credit Agreement.

“Insight” has the meaning set forth in the preamble to this Agreement.

“Insight Entity” has the meaning set forth in Section 7.1(i).

“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of September 17, 2008, by and among the Administrative Agent, the Agent, IBM Credit LLC, Hewlett Packard Company and the Floorplan Collateral Agent (as acknowledged by Insight and certain of its Subsidiaries) as amended, restated, supplemented or otherwise modified from time to time.

Exh. I-18

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit XIII attached hereto, pursuant to which a new Purchaser Group becomes party to this Agreement.

“JPMorgan” has the meaning set forth in the preamble to this Agreement.

“JPMorgan Roles” has the meaning set forth in Section 14.13.

“Jupiter” means Jupiter Securitization Company LLC.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“LIBO Rate” means, on any day:

(a) with respect to all Purchaser Groups (other than to the extent that the rate in clause (b) below is applicable for the Wells Fargo Purchaser Group), the sum of (i) the product of (A) the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute of such page) as of 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) two (2) Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (I) if Reuters BBA Libor Rates Page 3750 is not available to the applicable Managing Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period for shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period (or if such day is not a Business Day, on the immediately preceding Business Day), and (II) if no such British Bankers’ Association Interest Settlement Rate is available to such Managing Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by such Managing Agent to be the rate at which such Managing Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, (or if such day is not a Business Day, on the immediately preceding Business Day), in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period divided by (B) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period, plus (ii) the rate per annum equal to 2.90%; or

(b) with respect to the Wells Fargo Group (other than for purposes of calculating the Default Fee), LMIR on such day.

Exh. I-19

The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge in the nature of a security interest or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“LMIR” means, for any day, the one-month “Eurodollar Rate” for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page).

“Liquidity Agreement” means any agreement as may be in effect from time to time among a Conduit and the Financial Institutions within its Purchaser Group or any Funding Source providing for the commitment of such Financial Institution or such Funding Source to purchase from such Conduit at any time all or any portion of such Conduit’s Purchaser Interests.

“Liquidity Termination Date” means April 24, 2015 or such later date to which the Liquidity Termination Date may be extended in accordance with Section 12.3.

“Loan Documents” has the meaning set forth in the Credit Agreement.

“Loan Party” has the meaning set forth in the Credit Agreement.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Loss Horizon Ratio” means, as of any date, a ratio equal to (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables (other than Deducted Receivables) created during the three and one-half (3.5) Fiscal Months most recently ended divided by (ii) the Net Eligible Receivables Balance as at the last day of the most recently ended Fiscal Month.

“Loss Percentage Floor” means 15.0%.

“Loss Ratio” means, as of any date, a percentage equal to the highest average Default Proxy Ratio for any three consecutive Fiscal Months during the twelve (12) Fiscal Months then most recently ended.

“Loss Reserve” means, on any date, an amount equal to the Loss Reserve Percentage multiplied by the Net Eligible Receivables Balance as of such date.

“Loss Reserve Percentage” means, as of any date, the greater of (i) the Loss Percentage Floor and (ii) the percentage obtained by multiplying (a) 2.00 times (b) the Loss Ratio (as determined as of the last day of the Fiscal Month then most recently ended) times (c) the Loss Horizon Ratio (as determined as of the last day of the Fiscal Month then most recently ended).

Exh. I-20

“Managing Agent” means, as to any Purchaser Group, each of the Persons listed on Schedule A hereto as a “Managing Agent” for such Purchaser Group, or in any Assignment Agreement or Joinder Agreement as a “Managing Agent” for the applicable Purchaser Group, together with its respective successors and permitted assigns.

“Managing Agent Roles” has the meaning set forth in Section 14.13.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries taken as a whole, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Member” means Insight Receivables Holding, LLC, an Illinois limited liability company and its successors.

“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent and the Managing Agents pursuant to clause (ii) of Section 8.5.

“Monthly Settlement Date” means (A) the sixteenth (16th) day of each month (or if such day is not a Business Day, the next succeeding Business Day), and (B) other than with respect to the Wells Fargo Purchaser Group, the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions

“Moody’s” means Moody’s Investors Service and its successors.

“Net Eligible Receivables Balance” means, at any time, (i) the aggregate Outstanding Balance of all Eligible Receivables at such time minus (ii) the Aggregate Aged Credit Ineligible Amount at such time minus (iii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor at such time minus (iv) the aggregate amount by which the Outstanding Balance of all Eligible Receivables originated by the Top Four Obligors exceeds the Top Four Concentration Limit at such time.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date).

“Non-Investment Grade Obligor” means any Obligor, the long-term senior unsecured debt of which is unrated by either S&P or Moody’s, or rated BB+ or less by S&P or Ba1 or less by Moody’s.

Exh. I-21

“Non-Renewing Financial Institution” has the meaning set forth in Section 12.3(a).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Operating Lease” of a Person means any lease of an asset (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Originator” means each of Insight Direct USA, Inc., an Illinois corporation, and Insight Public Sector, Inc., an Illinois corporation, or any other Subsidiary or Affiliate of Insight approved in writing by the Agent from time to time.

“Outstanding Balance” means, with respect to any Receivable at any time, the then outstanding principal balance thereof; provided, that with respect to a WM Receivable, “Outstanding Balance” means an amount equal to the product of 1.07 and the actual cost to the applicable Originator of providing warranty or maintenance services to an Obligor.

“Participant” has the meaning set forth in Section 12.2.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Percentage” means, with respect to any Financial Institution in any Purchaser Group, a percentage equal to the Back-Up Commitment of such Financial Institution divided by the aggregate Back-Up Commitments of all Financial Institutions in such Purchaser Group; provided, however, that from and after the date of termination of the Back-Up Commitments, “Percentage” shall be based on the Back-Up Commitments of such Financial Institutions immediately prior to such termination.

“Performance Undertaking” means that certain Amended and Restated Performance Undertaking dated as of September 3, 2003 by Insight in favor of the Agent for the benefit of the Purchasers, as amended, restated, supplemented or otherwise modified from time to time.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by Insight or any Subsidiary of all or substantially all the assets of, or more than fifty percent (50%) of the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (i) no Default has occurred and is continuing or would arise after giving effect thereto, (ii) such Person or division or line of business is engaged in a type of business that complies with the requirements of the last sentence of Section 6.03 of the Credit Agreement, (iii) the Total Leverage Ratio shall not exceed 2.50 to 1.00, the Fixed Charge Coverage Ratio shall not be less than 1.25 to 1.00 and the Asset Coverage Ratio shall be not less than 1.75 to 1.00, in each case determined on a pro forma basis (excluding any synergies or cost savings contemplated to occur pursuant to such Permitted Acquisition) after giving effect to such acquisition, recomputed as of the last day of the most recently ended Fiscal Quarter of Insight for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (iv) in the case of any acquisition with respect to which the aggregate consideration exceeds $100,000,000, Insight shall have delivered a Compliance Certificate (as defined in the Credit Agreement) not less than five (5) days (or such shorter period as the Administrative Agent shall agree) prior to the consummation of such acquisition demonstrating compliance with the foregoing clause (iii).

Exh. I-22

“Permitted Receivables Facilities” has the meaning set forth in the Credit Agreement.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pooled Commercial Paper” means Commercial Paper notes of any Conduit or Related CP Issuer subject to any particular pooling arrangement by such Conduit or Related CP Issuer, but excluding Commercial Paper issued by such Conduit or Related CP Issuer for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit or Related CP Issuer (or any other Person that funds a purchase of assets or the making of any loan or other financial accommodation directly or indirectly with the proceeds of Commercial Paper issued by such Conduit or Related CP Issuer).

“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Pro Rata Share” means, for each Purchaser Group, a percentage equal to (i) the aggregate Back-Up Commitments of the Financial Institutions in such Purchaser Group, divided by (ii) the Purchase Limit, adjusted as necessary to give effect to the application of the terms of Article XII; provided, however, that from and after the termination of the Back-Up Commitments, “Pro Rata Share” for each Purchaser Group shall mean a percentage equal to (x) the Capital of all Purchasers in such Purchaser Group divided by (y) Aggregate Capital.

“Purchase Limit” means $200,000,000.

Exh. I-23

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Eligible Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Report, taking into account such proposed Incremental Purchase.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Purchaser Group” means a group composed of a Managing Agent, the related Conduit (if any) and the related Financial Institutions.

“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

where:

C	=	the Capital of such Purchaser Interest.

AR	=	the Aggregate Reserves.

NRB	=	the Net Eligible Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).

“Qualified Equity Interests” means any Equity Interests that do not constitute Disqualified Equity Interests.

“Ratings Request” has the meaning set forth in Section 10.2(c).

Exh. I-24

“Receivable” means all indebtedness and other obligations (other than indebtedness or obligations constituting Excluded Receivables) owed to Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or such Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or licensing of goods or general intangibles (such as software), or the rendering of services by the applicable Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement dated as of September 3, 2003, among Insight Direct USA, Inc., Insight Public Sector, Inc. and Seller, as the same may be amended , restated or otherwise modified from time to time.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Recoveries” means, with respect to a Receivable that (a) would have been classified during any Fiscal Month as a Charged-Off Receivable in accordance with clauses (i), (ii), (iii) or (iv) of the definition of “Charged-Off Receivable” or (b) has been written off by Seller, all amounts received or collected by the Servicer or Seller with respect to such Receivable after such classification or write-off.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Change” has the meaning set forth in Section 10.2(a).

“Reinvestment” has the meaning set forth in Section 2.2.

“Related CP Issuer” means, with respect to any Conduit, an Affiliate of such Conduit that issues Commercial Paper to fund advances made to such Conduit, the proceeds of which are used by such Conduit to fund or maintain Purchaser Interests hereunder.

“Related Security” means, with respect to any Receivable:

(i) all of the applicable Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

Exh. I-25

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable , and

(vii) all proceeds of any of the foregoing.

“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

“Report” means each Monthly Report, Weekly Report and Daily Report.

“Required Financial Institutions” means, at any time, the Financial Institutions with Back-Up Commitments in excess of 66-2/3% of the aggregate of all Back-Up Commitments.

“Required Rating” has the meaning set forth in Section 10.2(c).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Sale and Leaseback Transaction” means any sale or other transfer of any asset by a Person with the intent to lease such asset as lessee.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

Exh. I-26

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicer Reserve” means, on any date, an amount equal to 0.75% multiplied by the Net Eligible Receivables Balance as of the close of business of the Servicer on such date.

“Servicing Fee” has the meaning set forth in Section 8.6.

“Settlement Date” means (A) the Business Day following receipt of each Daily Report or Weekly Report (as applicable) and (B) each Monthly Settlement Date.

“Settlement Period” means (A) in respect of each Purchaser Interest of (i) the Conduits and (ii) the Financial Institutions in the Wells Fargo Purchaser Group, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions (other than the Financial Institutions in the Wells Fargo Purchaser Group), the entire Tranche Period of such Purchaser Interest.

“Software Spectrum Government Receivable” means any indebtedness or obligations owed by the federal government of the United States (or any governmental subdivision or agency thereof) to the Software Spectrum division of Insight Direct USA, Inc. (formerly Software Spectrum, Inc., a Delaware corporation).

“Specified Indebtedness” has the meaning set forth in Section 9.1(c).

“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of the Credit Agreement.

“Subsidiary” means any subsidiary of Insight; provided, that Persons that would be required in accordance with GAAP to be consolidated with Insight, but which are not otherwise controlled by Insight shall be “Subsidiaries” hereunder solely for the purpose of making calculations under Section 9.1(l) and (m) hereof, but shall not be “Subsidiaries” hereunder for purposes of any representation, warranty or other covenant hereunder.

Exh. I-27

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Insight or the Subsidiaries shall be a Swap Agreement.

“Termination Date” has the meaning set forth in Section 2.2.

“Termination Percentage” has the meaning set forth in Section 2.2.

“Terminating Financial Institution” has the meaning set forth in Section 12.3(a).

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Top Four Concentration Limit” means, at any time, for the Top Four Obligors, an amount equal to the aggregate Outstanding Balance of all Eligible Receivables at such time multiplied by 15.0%.

“Top Four Obligors” means the four Non-Investment Grade Obligors which, among all other Non-Investment Grade Obligors, have originated the highest Outstanding Balance of Receivables at such time.

“Total Leverage Ratio” means, as of the last day of any Fiscal Quarter of Insight, the ratio of Consolidated Funded Indebtedness at such time to Adjusted Consolidated EBITDA for the four Fiscal Quarter period then most recently ended.

“Tranche Period” means, with respect to any Purchaser Interest held by a Financial Institution (other than a Financial Institution in the Wells Fargo Purchaser Group), including any Purchaser Interest or undivided interest therein which has been assigned to a Financial Institution pursuant to the Liquidity Agreement:

(a) if Yield for such Purchaser Interest is calculated on a basis of the “LIBO Rate”, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Managing Agent and Seller, commencing on a Business Day selected by Seller or the applicable Managing Agent pursuant to this Agreement. Each one, two, three of six month Tranche Period shall end on the day in the applicable succeeding month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month.

(b) if Yield for such Purchaser Interest is calculated on a basis of the Alternate Base Rate, a period commencing on a Business Day selected by the applicable Managing Agent; provided no such period shall exceed one month.

Exh. I-28

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, in the case of Tranche Periods corresponding to the LIBO Rate, that if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Managing Agent.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Collection Account Agreement, the Intercreditor Agreement, any Fee Letter, the Performance Undertaking, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unused Back-up Commitment” means, with respect to any Financial Institution at any time, such Financial Institution’s Back-up Commitment at such time minus such Financial Institution’s Back-up Percentage of its Purchaser Group’s Pro Rata Share of the Aggregate Capital outstanding at such time.

“Vendor Trade Programs” means those certain inventory finance transactions from time to time entered into by Insight or its Affiliates with IBM Credit Corporation or its Affiliates, Hewlett Packard Corporation or its Affiliates or any other Person reasonably acceptable to the Agent.

“Weekly Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to clause (i) of Section 8.5.

“WM Receivable” means a Receivable which arises under a Contract relating to the provision by an Originator of warranty or maintenance services to an Obligor.

“Yield” means for each Purchaser Interest of a Financial Institution, an amount equal to the product of the Discount Rate multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period (or, in the case of the Financial Institutions in the Wells Fargo Purchaser Group, such Accrual Period), annualized on a 360 day basis.

Exh. I-29

“Yield Reserve” means, on any date, an amount equal to 0.75% multiplied by the Net Eligible Receivables Balance as of the close of business of the Servicer on such date.

All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Insight notifies the Agent that Insight and Seller request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies Insight and Seller that the Required Financial Institutions request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Exh. I-30

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

JP Morgan Chase, N.A. (successor by merger to

Bank One, NA (Main Office Chicago)), as a Managing Agent

1 Bank One Plaza, 21st Floor

Asset-Backed Finance

Chicago, Illinois 60670-0596

Attention: ABF Treasury

Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of December 31, 2002 by and among Insight Receivables, LLC, an Illinois limited liability company (the “Seller”), Insight Enterprises, Inc., as Servicer, the Financial Institutions, the Purchasers from time to time party hereto, the Managing Agents from time to time party hereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

The Agent is hereby notified of the following Incremental Purchase:

Purchase Price:	$

Date of Purchase:

Requested Rate:	[LIBO Rate][Pooled Commercial Paper rate]

[Requested Tranche Period:][1]	[one month][two month][three month][six month]

[1]	Include Tranche Period selection if requesting an Incremental Purchase funded at the LIBO Rate.

Exh. II-1

Please credit the Purchase Price in immediately available funds to the Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]

[Account No.]

[Bank Name & Address]

[ABA #]

Reference:

Telephone advice to: [Name] @ tel. No. ( )

Please advise [Name] at telephone no ( )                      if your related Conduit will not be making this purchase.

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

1.	the representations and warranties of Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

2.	no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

3.	the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

4.	the amount of Aggregate Capital is $ after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours,

INSIGHT RECEIVABLES, LLC

By:
Name:
Title:

Exh. II-2

EXHIBIT III

PLACES OF BUSINESS OF THE SELLER PARTIES;

LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

ORGANIZATIONAL IDENTIFICATION NUMBER(S)

Places of Business and Location of Records:

Insight Receivables, LLC

444 Scott Drive

Bloomingdale, IL 60108

Illinois Organizational Number: 0082933-1

FEIN: 43-1988544

Places of Business and Location of Records:

Insight Enterprises, Inc.

6820 South Harl Avenue

Tempe, Arizona 85283

Delaware Organizational Number: 2264818

FEIN: 86-0766246

Exh. III-1

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Collection Bank	Lock-Box	Related Collection Account
JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

Bank of America, N.A.

Bank of America, N.A.

Exh. IV-1

EXHIBIT V-A

FORM OF MONTHLY COMPLIANCE CERTIFICATE

To:	JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as a Managing Agent

[Insert names and addresses of the other Managing Agents]

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of December 31, 2002 among Insight Receivables, LLC (the “Seller”), Insight Enterprises, Inc. (the “Servicer”), the Purchasers from time to time party hereto, the Managing Agents from time to time party hereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for such Purchasers (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.	I am the duly elected [ ] of Seller.

2.	I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

3.	The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4.	Schedule I attached hereto sets forth financial data and computations evidencing the compliance with Section 9.1(g) of the Agreement, all of which data and computations are true, complete and correct.

5.	Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

Exh. V-A-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this                     day of          ,         .

INSIGHT RECEIVABLES, LLC

Name:
Title:

Exh. V-A-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

6.	Schedule of Compliance as of , with Section of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:

Exh. V-A-3

EXHIBIT V-B

FORM OF QUARTERLY COMPLIANCE CERTIFICATE

To:	JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as a Managing Agent

[Insert names and addresses of the other Managing Agents]

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of December 31, 2002 among Insight Receivables, LLC (the “Seller”), Insight Enterprises, Inc. (the “Servicer”), the Purchasers from time to time party hereto, the Managing Agents from time to time party hereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for such Purchasers (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

THE UNDERSIGNED HEREBY CERTIFIES THAT:

7. I am the duly elected [            ] of Seller.

8. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

9. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

10. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with Sections 9.1(l), (m) and (n) of the Agreement, all of which data and computations are true, complete and correct.

11. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

Exh. V-B-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this                      day of         ,         .

INSIGHT RECEIVABLES, LLC

Name:
Title:

Exh. V-B-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

12.	Schedule of Compliance as of , with Sections of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

Exh. V-B-3

EXHIBIT VI

FORM OF COLLECTION ACCOUNT AGREEMENT2

[On letterhead of Originator]

            ,

[Lock-Box Bank/Concentration Bank/Depositary Bank]

Re: [Name of Originator]

Ladies and Gentlemen:

Reference is hereby made to each of the departmental post office boxes listed on Schedule I hereto (each a, “Lock-Box”) of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement) between you and the undersigned (the “Company”) dated             (the “Agreement”). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to the Company’s checking account no.             maintained with you in the name of the Company (the “Lock-Box Account”).

The Company hereby informs you that pursuant to that certain Receivables Sale Agreement, dated as of             ,          between the Company and [Seller] (the “Seller”), the Company has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to Seller. The Company and Seller hereby request that the name of the Lock-Box Account be changed to “Insight Receivables, LLC”

The Company and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) (“JPMorgan”) in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to JPMorgan for itself and as agent (or any designee of JPMorgan) and JPMorgan will have exclusive ownership of and access to the Lock-Box and the Lock-Box Account, and neither the Company, Seller, nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as JPMorgan may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by JPMorgan, (iv) all services to be performed by you under the Agreement will be performed on behalf of JPMorgan, and (v) all correspondence or other mail which you have agreed to send to the Company or Seller will be sent to JPMorgan at the following address:

[2]	Before using this form, check with the Law Department to determine whether the applicable Financial Institution has agreed to an alternative form.

Exh. VI-1

JPMorgan Chase Bank, N.A.

(successor by merger to Bank One, NA (Main Office Chicago))

21st Floor

1 Bank One Plaza

Chicago, Illinois 60670

Attention: Credit Manager, Asset Backed

  Securities Division

Moreover, upon such notice, JPMorgan for itself and as agent will have all rights and remedies given to the Company (and Seller, as the Company’s assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by JPMorgan for the purpose of receiving funds from the Lock-Box are subject to the liens of JPMorgan for itself and as agent, and will not be subject to deduction, set-off, banker’s lien or any other right you or any other party may have against the Company or Seller, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Exh. VI-2

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,

[ORIGINATOR]

By:
Name:
Title:

INSIGHT RECEIVABLES, LLC

By:
Name:
Title:

Acknowledged and agreed to

this             day of

[COLLECTION BANK]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. (SUCCESSOR BY MERGER TO BANK ONE, NA (MAIN OFFICE CHICAGO)), as Agent

By:
Name:
Title:

Exh. VI-3

ANNEX A

FORM OF NOTICE

[On letterhead of JPMorgan]

            ,

[Collection Bank/Depositary Bank/Concentration Bank]

Re: [Originator/Insight Receivables, LLC]

Ladies and Gentlemen:

We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among [Originator], Insight Receivables, LLC, you and us, to have the name of, and to have exclusive ownership and control of, account number (the “Lock-Box Account”) maintained with you, transferred to us. [Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to             .] You have further agreed to perform all other services you are performing under that certain agreement dated             between you and [Originator] on our behalf.

We appreciate your cooperation in this matter.

Very truly yours,

JPMORGAN CHASE BANK, N.A. (SUCCESSOR BY MERGER TO BANK ONE, NA (MAIN OFFICE CHICAGO)), (for itself and as Agent)

By:
Title:

Exh. VI-4

EXHIBIT VII

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the             day of            ,         , by and between             (“Assignor”) and             (“Assignee”).

PRELIMINARY STATEMENTS

A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of December 31, 2002 by and among Insight Receivables, LLC, as Seller, Insight Enterprises, Inc., as Servicer, the Purchasers from time to time party thereto, the Managing Agents from time to time party thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (as amended, modified or restated from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

B. Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

C. Assignor is selling and assigning to Assignee an undivided             % (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Back-Up Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Agent to the Managing Agents, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Back-Up Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.

Exh. VII-1

3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Back-Up Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.

4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

Exh. VII-2

6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller, any Obligor, any Seller Affiliate or the performance or observance by Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, any Managing Agent, Seller or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.1 and 14.6 thereof.

8. Schedule I hereto sets forth the revised Back-Up Commitment of Assignor and the Back-Up Commitment of Assignee, as well as administrative information with respect to Assignee.

9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of the Conduits, it will not institute against, or join any other Person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Exh. VII-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

Exh. VII-4

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES

FOR NOTICES AND COMMITMENT AMOUNTS

Date:            ,

Transferred Percentage:             %

	A-1	A-2	B-1	B-2
Assignor	Back-Up Commitment (prior to giving effect to the Assignment Agreement)	Back-Up Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

		A-2	B-1	B-2
Assignee		Back-Up Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Address for Notices

Attention:
Phone:
Fax:

Exh. VII-5

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO:	,Assignor

TO:	,Assignor

The undersigned, as Agent under the Receivables Purchase Agreement dated as of December 31, 2002 by and among Insight Receivables, LLC, an Illinois limited liability company, Insight Enterprises, Inc., as Servicer, the Purchasers from time to time party thereto, the Managing Agents from time to time party thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of            ,            between            , as Assignor, and            , as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be            ,             .

2. The Managing Agent, on behalf of the affected Conduit, hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.

Exh. VII-6

[3. Pursuant to such Assignment Agreement, the Assignee is required to pay $             to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

Very truly yours,

JPMORGAN CHASE BANK, N.A. (SUCCESSOR BY MERGER TO BANK ONE, NA (MAIN OFFICE CHICAGO)), individually and as Agent

By:
Title:

[MANAGING AGENT], as a Managing Agent

By:
Title:

Exh. VII-7

EXHIBIT VIII

CREDIT AND COLLECTION POLICY

Attached.

Exh VIII-1

EXHIBIT IX

FORM OF WEEKLY REPORT

Attached

Exh. IX - 1

EXHIBIT X

FORM OF MONTHLY REPORT

Attached

Exh. X - 1

EXHIBIT XI

SPECIAL CONCENTRATION LIMITS

For any Obligor, at any time, an amount equal to (i) the Outstanding Balance of Eligible Receivables at such time multiplied by (ii) the highest applicable “Special Concentration Percentage” determined by reference to such Obligor’s long-term, senior unsecured rating at such time as set forth below:

At any time the long-term, senior unsecured debt of such Obligor is rated:	Special Concentration Percentage:
A+ or higher by S&P and A1 or higher by Moody’s	11.25%

BBB- or higher by S&P and Baa3 or higher by Moody’s	7.50%

Less than BBB- or unrated by S&P or S&P has withdrawn its rating on such debt or less than Baa3 or unrated by Moody’s or Moody’s has withdrawn its rating on such debt	5.00%

Exh. XI - 1

EXHIBIT XII

FORM OF DAILY REPORT

(Attached)

Exh. XII - 1

EXHIBIT XIII

FORM OF JOINDER AGREEMENT

Reference is hereby made to the Receivables Purchase Agreement, dated as of December 31, 2002 by and among Insight Receivables, LLC, an Illinois limited liability company (the “Seller”), Insight Enterprises, Inc., as Servicer, the Financial Institutions, the Purchasers from time to time party hereto, the Managing Agents from time to time party hereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Receivables Purchase Agreement.

                     (the “New Managing Agent”),                      (the “New Conduit”),                      (the “New Financial Institution[s]”; and together with the New Managing Agent and New Financial Institution, the “New Purchaser Group”), Seller, the Servicer and the Agent agree as follows:

1. Pursuant to Section 12.6 of the Agreement, Seller has requested that the New Purchaser Group agree to become a “Purchaser Group” under the Agreement.

2. The effective date (the “Effective Date”) of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Agent and the Managing Agents and (ii) the date of this Joinder Agreement.

3. By executing and delivering this Joinder Agreement, each of the New Managing Agent, the New Conduit and the New Financial Institution[s] confirms to and agrees with each other party to the Agreement that (i) it has received a copy of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) it will, independently and without reliance upon the Agent, the other Managing Agents, the other Purchasers or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any Transaction Document; (iii) it appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement, the Transaction Documents and any other instrument or document pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under the Agreement, the Transaction Documents, the Receivables, the Related Security and the Collections; (iv) it will perform all of the obligations which by the terms of the Agreement and the Transaction Documents are required to be performed by it as a Managing Agent, a Conduit and a Financial Institution, respectively; (v) its address for notices shall be the office set forth beneath its name on the signature pages of this Joinder Agreement; (vi) it is duly authorized to enter into this Joinder Agreement and (vii) in the case of the New Conduit and the New Financial Institution[s], it appoints and authorizes the New Managing Agent as its Managing Agent to take such action as managing agent on its behalf and to exercise such powers under the Agreement, the Transaction Documents and any other instrument or document pursuant thereto as are delegated to the Managing Agents by the terms thereof together with such powers that are reasonably incidental thereto.

Exh. XIII - 1

4. On the Effective Date of this Joinder Agreement, each of the New Managing Agent, the New Conduit and the New Financial Institution[s] shall join in and be a party to the Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Managing Agent, a Conduit and a Financial Institution, respectively, under the Receivables Purchase Agreement.

5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule I hereto.

[Remainder of page left intentionally blank]

Exh. XIII -2

Schedule I

to

Joinder Agreement

Dated                  , 20

The “Back-Up Commitment[s]” with respect to the New Financial Institution[s] [is][are]:

[New Financial Institution]            $[            ]

NEW CONDUIT:	[NEW CONDUIT]

By:
Name:
Title:

Address for notices:
[Address]

NEW FINANCIAL INSTITUTION[S]:	[NEW FINANCIAL INSTITUTION]

By:
Name:
Title:

Address for notices:
[Address]

NEW MANAGING AGENT:	[NEW MANAGING AGENT]

By:
Name:
Title:

Address for notices:
[Address]

Exh. XIII -3

Consented to this     day of             , 20     by:

INSIGHT RECEIVABLES, LLC, as Seller

By:
Name:
Title:

INSIGHT ENTERPRISES, INC., as Servicer

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

[SIGNATURE BLOCK FOR EACH MANAGING AGENT]
as a Managing Agent

By:
Name:
Title:

Exh. XIII -4

SCHEDULE A

PURCHASER GROUPS AND BACK-UP COMMITMENTS OF FINANCIAL INSTITUTIONS

Purchaser Group	Conduit(s)	Financial Institution(s)	Managing Agent	Back-Up Commitment	Group Purchase Limit
JPMorgan Purchaser Group	Jupiter Securitization Company LLC (successor by merger to JS Siloed Trust)	JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago))	JPMorgan Chase Bank, N.A.	$90,000,000	$90,000,000
PNC Purchaser Group	Market Street Funding LLC	PNC Bank, National Association	PNC Bank, National Association	$60,000,000	$60,000,000
Wells Fargo Purchaser Group	N/A	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	$50,000,000	$50,000,000
TOTAL				$200,000,000	$200,000,000

Sch. A-1

SCHEDULE B

DOCUMENTS TO BE DELIVERED TO THE AGENT AND THE MANAGING AGENTS

ON OR PRIOR TO THE INITIAL PURCHASE

Attached

Sch. B-1

i

ii

Exhibits and Schedules

Exhibit I	Definitions

Exhibit II	Form of Purchase Notice

Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV	Names of Collection Banks; Collection Accounts

Exhibit V-A	Form of Monthly Compliance Certificate

Exhibit V-B	Form of Quarterly Compliance Certificate

Exhibit VI	Form of Collection Account Agreement

Exhibit VII	Form of Assignment Agreement

Exhibit VIII	Credit and Collection Policy

Exhibit IX	Form of Weekly Report

Exhibit X	Form of Monthly Report

Exhibit XI	Special Concentration Limits

Exhibit XII	Form of Daily Report

Exhibit XIII	Form of Joinder Agreement

Schedule A	Commitments

Schedule B	Closing Documents

Schedule 9.1(n)	Methodology of Calculating Consolidated Tangible Net Worth

iii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

INSIGHT RECEIVABLES, LLC

This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Insight Receivables, LLC (the “Company”), is entered into by Insight Receivables Holding, LLC, as the sole equity member (the “Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, hereby amends and restates the Company’s Limited Liability Company Agreement dated as of December 31, 2002 (the “Original Agreement”). The Company was formed as a limited liability company pursuant to and in accordance with the Illinois Limited Liability Company Act (805 ILCS 180/1-1 et seq.), as amended from time to time (the “Act”), and the Original Agreement, as amended by this Agreement. The Member hereby agrees as follows:

Section 1. Formation; Classification; Name.

(a) Formation. The Member has formed an Illinois limited liability company pursuant to the Act by filing Articles of Organization of the Company with the Office of the Secretary of State of the State of Illinois.

(b) Classification. It is the intent of the Member that the Company shall always be operated and treated in a manner consistent with its classification as an “association taxable as a corporation” for federal and applicable state income tax purposes.

(c) Name. The name of the limited liability company formed hereby is Insight Receivables, LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at 10027 South 51st Street, Phoenix, AZ 95004 or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Illinois is 500 West Madison Street, Suite 3700, Chicago (Cook County), Illinois 60661-2511.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Illinois is Illinois Lawdock, Inc. 500 West Madison Street, Suite 3700, Chicago (Cook County), Illinois 60661-2511.

Section 5. Members.

(a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of the signature page to this Agreement.

(b) Subject to Section 9(j), the Member may act by written consent.

Section 6. Certificates.

Anthony C. Marino is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Articles of Organization of the Company with the Secretary of State of the State of Illinois. Upon the execution by the Member of the signature page to this Agreement, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Articles of Organization as provided in the Act.

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Section 7. Purposes.

(a) The purpose to be conducted or promoted by the Company is to engage in the following activities:

(i)	to enter into the Receivables Agreements, and any other document, agreement or instrument to be executed pursuant to either such agreement and any amendments, supplements or other modifications to any of the foregoing;

(ii)	to purchase or otherwise acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal in or with the Receivables, the Related Security and the Collections pursuant to the Receivables Agreements and any other document, agreement or instrument to be executed pursuant to any of the Receivables Agreements;

(iii)	to service and collect, or to retain a servicer to service and collect, the Receivables, the Related Security and the Collections;

(iv)	to distribute cash proceeds to holders of participations or other beneficial interests in the Receivables, the Related Security and the Collections; and

(v)	to engage in any lawful act or activity and to exercise any powers permitted under the Act that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b) The Company, by or through the Member, or any Director or Officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into other agreements on behalf of the Company.

Section 8. Powers.

Subject to Section 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

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Section 9. Management.

(a) Board of Directors. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 10. The initial number of Directors shall be three (3), one (1) of which shall be an Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The Directors designated by the Member as of the date hereof are listed on Schedule D hereto.

(b) Powers. Subject to Section 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Board of Directors has the authority to bind the Company.

(c) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Illinois. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

(d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

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(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f) Committees of Directors.

(i)	The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)	In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)	Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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(h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding any provision of the Act to the contrary, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

(j) Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)	The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26 or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including all Independent Directors). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii)	Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including all Independent Directors), to take any Material Action. For the avoidance of doubt, neither the Member, nor the Board nor any Officer nor any other Person may vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director appointed pursuant to, and in compliance with, each of the provisions of this Agreement and then servicing in such capacity.

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(iv)	The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. The Board also shall cause the Company to:

(A)	maintain its own separate books and records and bank accounts;

(B)	at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(C)	have a Board of Directors separate from that of the Member and any other Person;

(D)	file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division of another taxpayer for tax purposes, and pay any taxes so required to be paid under applicable law;

(E)	except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

(F)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(G)	maintain separate financial statements;

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(H)	pay its own liabilities only out of its own funds;

(I)	maintain an arm’s length relationship with its Affiliates and the Member;

(J)	pay the salaries of its own employees, if any;

(K)	not hold out its credit or assets as being available to satisfy the obligations of others;

(L)	allocate fairly and reasonably any overhead for shared office space;

(M)	use separate stationery, invoices and checks;

(N)	except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

(O)	correct any known misunderstanding regarding its separate identity;

(P)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(Q)	cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Illinois limited liability company formalities;

(R)	not acquire any securities of the Member; and

(S)	cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

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Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(v)	So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

(A)	except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Basic Documents or this Section 9(j);

(C)	incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;

(D)	make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

(E)	to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

(F)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

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Section 10. Independent Directors.

As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one (1) Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 15-3 of the Act, the Independent Director shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of the Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as the Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of the Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. For the avoidance of doubt, so long as the Receivables Purchase Agreement is in effect, no replacement or appointment of a successor Independent Director shall be effective until (i) the Agent (as defined in the Receivables Purchase Agreement) is provided at least ten (10) days’ prior written notice of such replacement or appointment and (ii) the Company certifies to the Agent that the designated Person satisfies the criteria set forth in the definition of “Independent Director”. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the Business Corporation Act of the State of Illinois. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11. Officers.

(a) Officers. The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The Officers of the Company designated by the Member on the date hereof are listed on Schedule E hereto.

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(b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).

(c) Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

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(f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Business Corporation Act of the State of Illinois.

Section 12. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Director of the Company.

Section 13. Capital Contributions.

The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto.

Section 14. Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member or as otherwise provided in the Basic Documents. To the extent that the Member makes an additional capital contribution to the Company, the Member may from time to time revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

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Section 15. Allocation of Profits and Losses. As it is the intention of the Member to classify and treat the Company as a corporation, profits, losses and other allocations for any Fiscal Year shall be remain with the Company, consistent with applicable Regulations.

Section 16. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. The Board may, by resolution, designate one or more Directors who may, acting individually, declare and effect distributions from time to time in such amounts and as frequently as any such Director may determine (including as frequently as daily), in each case in such Director’s sole discretion but subject to the next succeeding sentence. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate any provisions of the Act or any other applicable law or any Basic Document.

Section 17. Books and Records.

(a) Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to any relevant provisions in the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

(b) Annual Accounting Period. The annual accounting period of the Company shall be the same as the annual accounting period of the Members subject to the requirements and limitations of the Code. Unless otherwise determined by the Members, the Company’s method of accounting shall be the same as employed by the Members.

(c) Returns and Other Elections. The Board shall cause the preparation and timely filing of all corporate tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. All elections permitted to be made by the Company under federal or state laws shall be made by consent of the Member.

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Section 18. Reports.

(a) Within 45 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)	unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)	unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i)	a balance sheet of the Company; and

(ii)	an income statement of the Company for such fiscal year.

Section 19. Other Business.

The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20. Exculpation and Indemnification.

(a) Neither the Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

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(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

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(f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21. Assignments.

Subject to Section 23, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22. Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23. Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company except to the extent permitted under the Basic Documents.

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Section 24. Dissolution.

(a) Subject to Section 9(j), the Company shall be dissolved, and its affairs shall be wound up upon any of the events of dissolution under Section 35-1 of the Act.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) Notwithstanding any other provision of this Agreement, the Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member, or the occurrence of an event that causes the Member to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the, sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 35-10 of the Act.

(e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Articles of Organization shall have been canceled in the manner required by the Act.

Section 25. Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

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Section 26. Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).

Section 27. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29. Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be an intended beneficiary of this Agreement.

Section 30. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Illinois (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31. Amendments.

Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

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Section 32. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33. Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34. Effectiveness.

This Agreement shall be effective as of the time of the filing of the Articles of Organization with the Office of the Illinois Secretary of State on December 12, 2002.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement of Insight Receivables, LLC as of the 25th day of April, 2012.

MEMBER:

By:	Insight Receivables Holding, LLC

By:
Name: Helen K. Johnson
Title: Treasurer

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SCHEDULE A

Definitions

A. Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of Illinois on December 12, 2002, as amended or amended and restated from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

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“Basic Documents” means this Agreement, the Management Agreement, the Receivables Agreements and all instruments, agreements, documents and certificates contemplated thereby or delivered in connection therewith.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Collections” has the meaning assigned to that term the Receivables Agreements.

“Company” means Insight Receivables, LLC, a lllinois limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a).

“Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Directors, in their capacity as managers of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 1-5 of the Act.

“Independent Director” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company); (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii), and (B) has (i) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

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“Material Action” means (i) to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, (ii) to institute proceedings to have the Company, Member or any of their respective subsidiaries or Affiliates be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company, Member or any of their respective subsidiaries or Affiliates or file a petition seeking, or consent to, reorganization or relief with respect to the Company, Member or any of their respective subsidiaries or Affiliates under any applicable federal or state law relating to bankruptcy, (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, (iv) admit in writing the Company’s inability to pay its debts generally as they become due, (v) take action m furtherance of any such action, or, to the fullest extent permitted by law, or (vi) dissolve or liquidate the Company.

“Member” means Insight Receivables Holding, LLC, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Receivables” shall have the meaning assigned to that term in the Receivables Agreements.

“Receivables Agreements” means the Receivables Purchase Agreement and the Receivables Sale Agreement.

“Receivables Purchase Agreement” means that certain Receivables Purchase Agreement dated as of December 31, 2002, by and among the Company, Insight Enterprises, Inc., the entities from time to time parties thereto as purchasers and as managing agents, and JPMorgan Chase Bank, N.A. (as successor by merger to Bank One, NA (Main Chicago Office)), as agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

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“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement dated as of September 3, 2003, by and among the Company, Insight Direct USA, Inc. and Insight Public Sector, Inc., as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Related Security” shall have the meaning assigned to that term in the Receivables Agreements.

B. Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

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SCHEDULE B

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
Insight Receivables Holding, LLC	6820 South Harl Avenue, Tempe, Arizona 85283	$ 324,536,268.00 (as of 12/31/02)	100%

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SCHEDULE C

Management Agreement

April 25, 2012

Kenneth T. Lamneck

c/o Insight Enterprises, Inc.

6820 South Harl Avenue

Tempe, Arizona 85283

Glynis A. Bryan

c/o Insight Enterprises, Inc.

6820 South Harl Avenue

Tempe, Arizona 85283

Orlando Figueroa

c/o Lord Securities Corporation

48 Wall Street, 27th Floor

New York, NY 10005

Re: Amended and Restated Management Agreement—Insight Receivables, LLC

Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of Insight Receivables, LLC, a Illinois limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 25, 2012, as it may be further amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Illinois Limited Liability Company Act.

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2. So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company, Member or any of their respective subsidiaries or Affiliates under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company, Member or any of their respective subsidiaries or Affiliates or any substantial part of the property of the Company, Member or any of their respective subsidiaries or Affiliates, or ordering the winding up or liquidation of the affairs of the Company, Member or any of their respective subsidiaries or Affiliates.

3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

Name: Kenneth T. Lamneck

Name: Glynis A. Bryan

Name: Orlando Figueroa

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SCHEDULE D

DIRECTORS

1.	Kenneth T. Lamneck

2.	Glynis A. Bryan

3	Orlando Figueroa

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SCHEDULE E

OFFICERS	TITLE

Kenneth T. Lamneck	President

Glynis A. Bryan	CFO

Steven R. Andrews	Secretary

Helen K. Johnson	Treasurer

Mark N. Rogers	Vice President & Assistant Secretary

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